ALEXANDRIA® | *Building the Future of Life-Changing Innovation*™

# ADVANCING INNOVATIVE SOLUTIONS FOR COVID-19

## ALEXANDRIA REAL ESTATE EQUITIES, INC.

EARNINGS PRESS RELEASE & SUPPLEMENTAL INFORMATION

FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2020

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021

ALEXANDRIA®

*Building the Future of Life-Changing Innovation™*

# IN THE NEWS

ALEXANDRIA®

*Building the Future of Life-Changing Innovation™*

## ALEXANDRIA REAL ESTATE EQUITIES, INC.'S PIONEERING SOCIAL RESPONSIBILITY INITIATIVES CONTINUE TO DRIVE UNIQUE, DISRUPTIVE AND HIGHLY IMPACTFUL SOLUTIONS TO TACKLE SOCIETY'S MOST COMPLEX AND PRESSING CHALLENGES

*FOR IMMEDIATE RELEASE*

PASADENA, Calif., Oct. 13, 2020 /PRNewswire/ -- Alexandria Real Estate Equities, Inc. (NYSE: ARE), the first, longest-tenured and pioneering owner, operator and developer uniquely focused on collaborative life science, technology and agtech campuses in AAA innovation cluster locations, is profoundly committed to driving forward significant collaborative and innovative solutions to address some of today's most urgent and widespread societal challenges, including the COVID-19 pandemic, the opioid crisis, poverty and disparities in educational opportunities. As a mission-driven company at the vanguard and heart of the life science ecosystem, Alexandria aligns every aspect of its multifaceted business model and visionary social responsibility efforts to support its mission to advance human health, as well as to make highly impactful, tangible and positive results in its local communities. Through the company's tireless work in innovating transformational approaches and building strategic relationships with non-profit organizations doing groundbreaking operational work, in addition to its robust philanthropy, vigorous fundraising, impactful volunteerism, and experience and expertise at the board and functional levels, Alexandria is catalyzing and leading the way for positive and productive societal change.

### At the Vanguard and Heart of the Life Science Ecosystem That Is Crucial to Advancing Innovative Solutions for COVID-19

Since the innovation of its Labspace® real estate in 1994, Alexandria has grown this niche platform into an essential mission-critical sector responsible for advancing the health and wellness of society. Alexandria has successfully delivered its mission-critical infrastructure to support the innovative work of its tenants, and since the outset of the COVID-19 pandemic earlier this year, the company has enabled nearly 100 of its tenants to focus on COVID-related and other vitally important diagnostics, testing, therapies, and vaccines.

Alexandria's world-class frontline teams have maintained operations across its campuses, enabling notable life sciences tenants (which include Abbott Laboratories, Adaptive Biotechnologies, Color, Cue Health, Laboratory Corporation of America Holdings, Quest Diagnostics, Quidel, Roche, Thermo Fisher Scientific and Verily Life Sciences) to continue their essential on-site operations as part of the industry's collective efforts to improve the quality, capacity and turnaround time for COVID-19 testing. To further optimize its infrastructure, Alexandria leveraged its network of experts to focus on the health, safety and well-being of its tenants and their employees by increasing and improving their access to testing at critical locations, such as New York City and Cambridge. The company has also pioneered and implemented robust, cutting-edge initiatives for safer buildings, which have been reviewed and validated by its dedicated COVID-19 Advisory Board, along with building optimization measures and operational protocols that encompass a variety of focus areas. Research-backed initiatives include informational health and safety graphics, disinfectant cleaning guidelines, improved air filtration, effective health security communications and the implementation of building-specific guidelines and policies that call for active cooperation of building occupants and service providers, including social distancing, daily pre-screening of employees and visitors, and the use of face coverings. For these measures, Alexandria was recognized by the Center for Active Design (CfAD), the operator of Fitwel®, as the first-ever company to achieve a Fitwel Viral Response Certification with Distinction, the highest designation within the new Viral Response Module developed by the world's leading healthy building certification system. Alexandria's comprehensive and industry-leading COVID-19 prevention guidelines and practices, which expand upon its existing rigorous health and safety standards, contributed to its tremendous accomplishment.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	i

## OneFifteen, a Fully Integrated Non-Profit Healthcare Ecosystem

"[OneFifteen is] the beginning of shifting the entire treatment system to one that is actually going to save lives."

**David Sheff**
Author, *Beautiful Boy* and *Clean*

**ONEFIFTEEN LIVING**
Residential Housing

onefifteen

Alexandria led the design and development of a 4.3-acre, 59,000 RSF campus in Dayton, Ohio, aimed at revolutionizing the way addiction is treated.

### PROVIDING THE FULL CONTINUUM OF CARE IN A HOLISTIC CAMPUS ENVIRONMENT:

- Treatment
- Residential Housing
- Group Therapy
- Family Reunification
- Workforce Development
- Job Placement
- Community Transition

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	ii

# ALEXANDRIA IS CONTINUING TO ENHANCE OUR LEADERSHIP IN SUSTAINABILITY

## On Pace to Achieve Net Zero Energy

### SHOWCASE FOR CUTTING-EDGE, HIGH-PERFORMANCE SUSTAINABILITY

The amenities building in our South San Francisco submarket has been tracking and targeting reductions in embodied carbon and is **on pace to achieve Zero Energy Certification** from the International Living Future Institute. Upon certification, it will be one of only about 70 Zero Energy certified projects in the world.

685 Gateway Boulevard | South San Francisco

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	iii

ALEXANDRIA®
*Building the Future of Life-Changing Innovation™*

**CONFERENCE CALL INFORMATION:**

**Tuesday, February 2, 2021**
3:00 p.m. Eastern Time
12:00 p.m. Pacific Time

**(833) 366-1125 or**
**(412) 902-6738**

*Ask to join the conference call for Alexandria Real Estate Equities, Inc.*

**CONTACT INFORMATION:**

Alexandria Real Estate Equities, Inc. | (626) 578-0777

**Joel S. Marcus**
Executive Chairman & Founder

**Stephen A. Richardson**
Co-Chief Executive Officer

**Sara M. Kabakoff**
Vice President – Communications

**Dean A. Shigenaga**
President &
Chief Financial Officer

**Paula Schwartz**
Managing Director, Rx
Communications Group
(917) 322-2216

Beam

**BEAM THERAPEUTICS**, a publicly traded pioneer in gene therapy with a vision to provide life-long cures to patients suffering from serious disease, selected Alexandria as its partner of choice in the Research Triangle region for its 100,000 square foot biomanufacturing center. Beam's gene-editing platform allows the precise change of a single DNA base, which could result in a permanent cure for genetic diseases. The company has identified lead candidates in sickle cell disease, oncology, and liver diseases. Beam is working with Alexandria to build a biomanufacturing program that can meet its long-term growth demand.

**BEAM THERAPEUTICS**
10 Davis Drive, Research Triangle

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	iv

ALEXANDRIA® | *Building the Future of Life-Changing Innovation*™

## OUR MISSION

To create and grow clusters that ignite and accelerate the world's leading innovators in their noble pursuit to advance human health by curing disease and improving nutrition

THAT'S WHAT'S IN

# OUR DNA™

## OUR DNA

Each and every member of the Alexandria family is united in our efforts to fulfill our mission.

We **ARE**...

### PASSIONATE

A deep-rooted passion for what we do

### PIONEERING

A pioneering spirit to continually innovate and reinvent ourselves

### DISCIPLINED

A high degree of discipline that provides us with financial consistency and stability and enables us to adapt to market conditions

## OUR CLUSTER MODEL

Alexandria has identified four critical components for innovative companies to thrive: *location*, *innovation*, *talent*, and *capital*.

Our proven cluster model unites cutting-edge science and technology with leading scientific and managerial talent and strategic investment capital in best-in-class locations immediately adjacent to the world's top academic institutions.

LOCATION
INNOVATION
TALENT
CAPITAL

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	v

## Best-in-class, mission-driven urban office REIT focused on making a positive and lasting impact on the world

2015 2016 2020 2018 2019 Nareit GOLD AWARD LARGE CAP EQUITY REIT

**THIRD-CONSECUTIVE AND FIFTH OVERALL GOLD AWARD**

**COMMUNICATIONS AND REPORTING EXCELLENCE**
Best-in-Class Transparency, Quality, and Efficiency of Disclosures and Reporting

**ARE S&P 500**

Moody's Investors Service
**(Baa1/Stable)**

S&P Global Ratings
**(BBB+/Stable)**

**55%**[1] of ARE's Annual Rental Revenue Is From Investment-Grade or Publicly Traded Large Cap Tenants

**85%**[1] of ARE's Top 20 Tenants' Annual Rental Revenue Is From Investment-Grade or Publicly Traded Large Cap Tenants

### Unique Strategy and Operational Excellence That Have Historically Driven High-Quality Per-Share Growth of Funds From Operations, Dividends, and Net Asset Value

### S&P 500® Investment-Grade REIT

### Stable Long-Duration Cash Flows

- Class A properties in AAA locations
- Weighted-average remaining lease term: 7.6 years

### Core Operating Metrics – Same Property Revenue and Net Operating Income

- Favorable triple net lease structure with annual rent escalations
- Limited supply of Class A space
- Historical strong demand from innovative entities and significant rental rate growth on leasing activity and early renewals

### Disciplined Allocation of Capital to the Development/Redevelopment of Highly Leased New Class A Properties

- Visible, multiyear, highly leased value-creation pipeline expected to generate incremental annual net operating income

### Prudent Management of Our Strong and Flexible Balance Sheet

- Liquidity: $4.1 billion[2]
- Weighted-average remaining debt term: 10.6 years

### Unique Underwriting Expertise and Experience

- Prudent underwriting of innovative life science, technology, and agtech tenants
- Development of strategic relationships

### Long-Tenured Executive Management Team

- Deep expertise, experience, and key relationships in the real estate, life science, technology, and agtech industries

### Mission-Driven Company and a Leader in Environmental, Social, and Governance (ESG) Initiatives

- ESG efforts have benefited our tenants, employees, and communities, as well as enhanced value for our stockholders over the long term

(1)Refer to “Annual rental revenue,” “Class A properties and AAA locations,” and “Investment-grade or publicly traded large cap tenants” in the “Definitions and reconciliations” of our Supplemental Information for additional details.
(2)Liquidity as of December 31, 2020. Refer to “Key credit metrics” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	vi

# STRONG AND FLEXIBLE BALANCE SHEET WITH SIGNIFICANT LIQUIDITY

## CREDIT RATINGS

Moody's Investors Service
**Baa1**
Stable

S&P Global Ratings
**BBB+**
Stable

## SIGNIFICANT LIQUIDITY

**$4.1B** (1)
Liquidity

## DEBT MATURITIES

No Debt Maturing Prior to 2024

## ALEXANDRIA'S CREDIT RATINGS (2)

TOP **10%**
Alexandria Is in the Top 10% Among All Publicly Traded REITs

## NET DEBT AND PREFERRED STOCK TO ADJUSTED EBITDA (3)

5.3x

## WEIGHTED-AVERAGE REMAINING TERMS (4)

| Debt | | Leases |
|---|---|---|
| 10.6 Years | > | 7.6 Years |

(1)As of December 31, 2020. Refer to “Key credit metrics” of our Supplemental Information for additional details.
(2)Represents credit rating levels from Moody’s Investors Service and S&P Global Ratings in comparison to those of all publicly traded REITs (excluding mortgage REITs) as of December 31, 2020.
(3)Quarter annualized as of December 31, 2020. Represents the lowest in the past 10 years.
(4)As of December 31, 2020.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	vii

# ALEXANDRIA'S HIGHLY IMPACTFUL SOCIAL RESPONSIBILITY

Driving disruptive and highly impactful solutions to some of society's most complex and pressing challenges

## Closing the Educational Achievement Gap

**BUILDING EDUCATIONAL FOUNDATIONS TO HELP STUDENTS ACHIEVE LONG-TERM SUCCESS**

December 2020 marked the culmination of the Emily K Center's $15M Game Changer Campaign, in which Alexandria played a critical leadership role.

The campaign will support ongoing college access programs, a student endowment, and a new 7,500 square foot facility specifically designed for college access programs.

## Solving the Opioid Epidemic

Alexandria and Verily pioneered a fully integrated campus to house a **groundbreaking, evidence-based model** to treat addiction.

one
fifteen

**~81,000**

**DRUG OVERDOSE DEATHS**
June 2019 – May 2020[1]

**~2,200**

**PATIENTS TREATED IN 2020**

## Combating the COVID-19 Pandemic

**ADVANCING SOLUTIONS TO MITIGATE THE DEVASTATING IMPACT OF THE PANDEMIC**

(1)Source: Centers for Disease Control and Prevention, “Overdose Deaths Accelerating During COVID-19,” December 17, 2020.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	viii

# ALEXANDRIA'S LONGSTANDING AND RECOGNIZED SUSTAINABILITY LEADERSHIP

Developing and operating more efficient, healthier, and safer buildings; reducing carbon pollution; and managing climate risk

## Championing Health, Wellness, and Safety

### COMPREHENSIVE AND RECOGNIZED RESPONSE TO COVID-19

**First-Ever**
Fitwel Viral Response Certification with Distinction

fitwel
Viral Response
2020

INTERNATIONAL WELL BUILDING INSTITUTE
WELL
HEALTH-SAFETY RATED
2020

### HEALTHY BUILDING PROGRESS (1)

51

Certified or in Progress as of December 31, 2020

## ESG Program Recognition

GRESB®
REAL ESTATE
Sector Leader 2020

**#1** RANKING IN BUILDINGS IN OPERATION AND DEVELOPMENT

**A** GRESB DISCLOSURE SCORE
2020 | 2019 | 2018

## Proactively Managing Physical Climate Risk Using Industry-Leading Guidelines

TCFD | TASK FORCE ON CLIMATE-RELATED FINANCIAL DISCLOSURES

### ALEXANDRIA'S CLIMATE RISK ASSESSMENT COVERS:

Sea Level Rise | Precipitation | Drought
Extreme Heat | Wildfire

## 2025 Reduction Goals and Progress for Buildings in Operation

| | Carbon Pollution (MTCO2e) (3) | Energy Consumption (kWh) (3) | Potable Water Consumption (Gal) (3) | Waste Diversion (Ton) (4) |
|---|---|---|---|---|
| GOAL | 30% | 25% | 10% | 45% |
| PROGRESS | 2015-2019 (5) 17.9% | 2015-2019 (5) 18.8% | 2015-2019 (5) 6.0% | 2019 (6) 44.7% |

(1)13 projects have been certified and another 38 projects are in process targeting WELL or Fitwel certification.
(2)Alexandria LaunchLabs® – New York City achieved the WELL Health-Safety Rating in October 2020.
(3)Relative to a 2015 baseline for buildings in operation that Alexandria directly manages.
(4)For buildings in operation that Alexandria indirectly and directly manages.
(5)Reflects sum of annual like-for-like progress from 2015 to 2019.
(6)Reflects progress for all buildings in operation in 2019 that Alexandria indirectly and directly manages.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	ix

Table of Contents
December 31, 2020

EARNINGS PRESS RELEASE	Page		Page
Fourth Quarter and Year Ended December 31, 2020, Financial and Operating Results	1	Guidance	12
Select 2020 Financial Highlights	5	Earnings Call Information and About the Company	13
Alexandria and Our Innovative Tenants	6	Consolidated Statements of Operations	14
Acquisitions	9	Consolidated Balance Sheets	15
Dispositions	11	Funds From Operations and Funds From Operations per Share	16

SUPPLEMENTAL INFORMATION	Page		Page
Company Profile	19	External Growth / Investments in Real Estate
Investor Information	20	Investments in Real Estate	38
Financial and Asset Base Highlights	21	New Class A Development and Redevelopment Properties:
High-Quality, Diverse, and Innovative Tenants	23	Recent Deliveries	39
Class A Properties in AAA Locations	24	Current Projects	40
Occupancy	25	Summary of Pipeline	44
Internal Growth		Construction Spending	47
Key Operating Metrics	26	Joint Venture Financial Information	48
Same Property Performance	27	Balance Sheet Management
Leasing Activity	28	Investments	50
Contractual Lease Expirations	29	Key Credit Metrics	51
Top 20 Tenants	30	Summary of Debt	52
Summary of Properties and Occupancy	31	Definitions and Reconciliations
Property Listing	32	Definitions and Reconciliations	55

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please refer to page 13 of this Earnings Press Release and our Supplemental Information for further information.

This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and our consolidated subsidiaries.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	x

Alexandria Real Estate Equities, Inc.
Reports:
4Q20 Net Income per Share – Diluted of $3.26;
4Q20 FFO per Share – Diluted, As Adjusted, of $1.84; and
Operational Excellence and Strong, Flexible Balance Sheet With Significant Liquidity

PASADENA, Calif. – February 1, 2021 – Alexandria Real Estate Equities, Inc. (NYSE:ARE) announced financial and operating results for the fourth quarter and year ended December 31, 2020.

Key highlights
Operating results	4Q20	4Q19	2020	2019
Total revenues:
In millions	$463.7	$408.1	$1,885.6	$1,531.3
Growth	13.6%		23.1%
Net income attributable to Alexandria’s common stockholders – diluted
In millions	$435.9	$199.6	$760.8	$351.0
Per share	$3.26	$1.74	$6.01	$3.12
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted
In millions	$246.6	$203.4	$923.8	$783.0
Per share	$1.84	$1.77	$7.30	$6.96
Alexandria and our tenants at the vanguard and heart of the life science ecosystem
Bringing together our unique and pioneering strategic vertical platforms of essential Labspace® real estate, strategic venture investments, impactful thought leadership, and purposeful corporate responsibility, Alexandria is at the vanguard and heart of the vital life science ecosystem that is advancing solutions for COVID-19 and other key challenges to human health. Owing to the efforts of numerous Alexandria tenants, including Pfizer and Moderna, in developing and delivering safe and effective vaccines and therapies to people around the world, the inherent value and critical need for the life science industry has been globally recognized. The essential R&D engine of the biopharma industry continued with productivity and resilience throughout this past year. By maintaining continuous operations across our campuses and facilities, Alexandria has enabled our tenants, to continue to pursue their essential, mission-critical research, development, manufacturing, and commercialization efforts to solve the most pressing current and future healthcare challenges.

Strong and flexible balance sheet with significant liquidity
•Investment-grade credit ratings ranked in the top 10% among all publicly traded REITs as of December 31, 2020.
•Net debt and preferred stock to Adjusted EBITDA of 5.3x and fixed-charge coverage ratio of 4.6x represent the lowest and highest, respectively, in the past 10 years.
•$4.1 billion of liquidity as of December 31, 2020.
•No debt maturities prior to 2024.
•10.6 years weighted-average remaining term of debt as of December 31, 2020.

Continued dividend strategy to share growth in cash flows with stockholders
Common stock dividend declared for 4Q20 of $1.09 per common share, aggregating $4.24 per common share for the year ended December 31, 2020, up 24 cents, or 6%, over the year ended December 31, 2019. Our FFO payout ratio of 60% for the three months ended December 31, 2020, allows us to share growth in cash flows from operating activities with our stockholders while also retaining a significant portion for reinvestment.

A REIT industry-leading, high-quality tenant roster
•55% of annual rental revenue from investment-grade or publicly traded large cap tenants.
•Weighted-average remaining lease term of 7.6 years.

Key strategic transactions that generated capital for investment into our highly leased value-creation pipeline and strategic acquisitions
During 4Q20, we completed two strategic transactions that generated capital aggregating $874.6 million for investment into our highly leased development and redevelopment projects and strategic acquisitions:
•Sale of 70% ownership interest in our properties at 1201 and 1208 Eastlake Avenue East and 199 East Blaine Street in our Lake Union submarket for an aggregate sales price of $314.5 million, representing a capitalization rate of 4.2% (cash basis), and setting a new record high in Seattle of $1,399 per RSF; and
•Disposition of two tech office buildings at 510 Townsend Street and 505 Brannan Street in our SoMa submarket for an aggregate sales price of $560.2 million, or $1,263 per RSF, representing capitalization rates of 5.3% and 5.0% (cash basis), and a gain on sale of $151.9 million.

Continued solid net operating income and internal growth
•Net operating income (cash basis) of $1.2 billion for 4Q20 annualized, up $146.1 million, or 14.4%, compared to 4Q19 annualized.
•94% of our leases contain contractual annual rent escalations approximating 3%.
•Same property net operating income growth:
•2.7% and 5.0% (cash basis) for 4Q20 over 4Q19.
•2.6% and 5.1% (cash basis) for 2020 over 2019.
•Continued solid leasing activity and rental rate growth during 2020 over expiring rates on renewed and re-leased space, representing our highest annual rental rate increases during the past 10 years:

	4Q20	2020
Total leasing activity – RSF	1,369,599	4,358,846
Leasing of development and redevelopment space – RSF	488,154	1,012,364
Lease renewals and re-leasing of space:
RSF (included in total leasing activity above)	699,916	2,556,833
Rental rate increases	29.8%	37.6%
Rental rate increases (cash basis)	10.7%	18.3%

•Guidance ranges for expected 2021 rental rate increases on lease renewals and re-leasing of space are 29.0% to 32.0%, and 16.0% to 19.0% (cash basis).

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	1

Fourth Quarter and Year Ended December 31, 2020, Financial and Operating Results (continued)
December 31, 2020

High-quality revenues and cash flows, strong margins, and operational excellence

Percentage of annual rental revenue in effect from investment-grade or publicly traded large cap tenants	55%

Occupancy of operating properties in North America	94.6%	(1)
Operating margin	71%
Adjusted EBITDA margin	69%

Weighted-average remaining lease term:
All tenants	7.6	years
Top 20 tenants	11.0	years

(1)Includes 970,199 RSF, or 3.1%, of vacancy in our North America markets, representing lease-up opportunities that will contribute to growth in cash flows at recently acquired properties. Excluding these acquired vacancies, occupancy of operating properties in North America was 97.7% as of December 31, 2020. Refer to “Occupancy” of our Supplemental Information for additional details regarding vacancy from recently acquired properties.

Sustained strength in tenant collections during the ongoing COVID-19 pandemic
•We have collected rents and tenant recoveries as follows:
•99.8% for April 1, 2020 through December 31, 2020; and
•99.2% for January 2021 as of January 29, 2021.
•As of December 31, 2020, our tenant receivables balance was $7.3 million.

Key items included in operating results

Key items included in net income attributable to Alexandria’s common stockholders:
	4Q20	4Q19	4Q20	4Q19	2020	2019	2020	2019
(In millions, except per share amounts)	Amount		Per Share – Diluted		Amount		Per Share – Diluted
Unrealized gains on non-real estate investments	$233.5	$148.3	$1.75	$1.29	$374.0	$161.5	$2.96	$1.44
Gain on sales of real estate	152.5	0.5	1.14	—	154.1	0.5	1.22	—
Impairment of real estate	(25.2)	(12.3)	(0.19)	(0.11)	(55.7)	(12.3)	(0.44)	(0.11)
Impairment of non-real estate investments	—	(10.0)	—	(0.09)	(24.5)	(17.1)	(0.19)	(0.15)
Loss on early extinguishment of debt	(7.9)	—	(0.06)	—	(60.7)	(47.6)	(0.48)	(0.42)
Loss on early termination of interest rate hedge agreements	—	—	—	—	—	(1.7)	—	(0.02)
Termination fee	—	—	—	—	86.2	—	0.68	—
Acceleration of stock compensation expense due to executive officer resignation	—	—	—	—	(4.5)	—	(0.04)	—
Preferred stock redemption charge	—	—	—	—	—	(2.6)	—	(0.02)
Total	$352.9	$126.5	$2.64	$1.09	$468.9	$80.7	$3.71	$0.72

Strategic acquisitions with significant value-creation opportunities in key submarkets
•During 4Q20, we completed acquisitions of 16 properties in key submarkets aggregating 3.3 million SF, with significant value-creation opportunities including, 1.9 million RSF of future developments, 383,396 RSF of active redevelopments, and 1.0 million of operating RSF, currently 80% occupied, for an aggregate purchase price of $580.7 million.
•In January 2021, we completed the acquisition of 401 Park Drive, 201 Brookline Avenue and one future development opportunity, as described in further detail below.

Acquisition of 401 Park Drive and 201 Brookline Avenue
•In January 2021, we acquired 401 Park Drive, 201 Brookline Avenue, and one future development opportunity, located in the heart of our Greater Boston life science cluster market, for a purchase price of $1.48 billion. The future collaborative life science campus, aggregating 1.8 million SF, consists of the following:
•401 Park Drive (operating property with future redevelopment opportunity):
•Highly amenitized Class A office/R&D building aggregating 973,145 RSF, currently 93% occupied with a weighted-average remaining lease term of 8.8 years;
•50% of annual rental revenue generated from investment-grade tenants;
•In-place rents are 38% below market; 30% of the RSF has a weighted-average remaining lease term of 3.3 years with in-place rents approximately 41% below market;
•Initial stabilized yields of 5.7% and 4.5% (cash basis); and
•Future opportunity to redevelop up to 221,000 RSF, or 23% of the building, to office/laboratory space.
•201 Brookline Avenue (active development):
•Office/laboratory building undergoing ground-up development, aggregating 510,116 RSF, targeting initial occupancy in 2022; and
•17% pre-leased to high-quality tenants.
•Future development opportunity for one office/laboratory building for which we are pursuing net new entitlement rights totaling approximately 400,000 SF of office/laboratory along with retail and common spaces.

Highly leased value-creation pipeline, including COVID-19-focused R&D spaces
•Current and pre-leased near-term projects aggregating 4.8 million RSF, including COVID-19-focused R&D spaces, are highly leased/negotiating at 78% and will generate significant revenues and cash flows.
•We commenced development and redevelopment of four projects aggregating 609,797 RSF during 4Q20 and two projects aggregating 640,116 RSF during January 2021.
•Key development and redevelopment projects placed into service in 4Q20:
•63,774 RSF at our redevelopment project at 9877 Waples Street in our Sorrento Mesa submarket, 100% leased to Cue Health Inc.; and
•96,463 RSF at our development project at the Alexandria Center® for Life Science – San Carlos in our Greater Stanford submarket, leased to ChemoCentryx, Inc.
•Annual net operating income (cash basis), including our share of unconsolidated real estate joint ventures, is expected to increase by $28 million upon the burn-off of initial free rent on recently delivered projects.

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Fourth Quarter and Year Ended December 31, 2020, Financial and Operating Results (continued)
December 31, 2020

Balance sheet management

Key metrics as of December 31, 2020
•$31.9 billion of total market capitalization.
•$24.4 billion of total equity capitalization.
•$4.1 billion of liquidity.

	4Q20		Goal
	Quarter	Trailing	4Q21
	Annualized	12 Months	Annualized
Net debt and preferred stock to Adjusted EBITDA	5.3x	5.5x	Less than or equal to 5.2x
Fixed-charge coverage ratio	4.6x	4.4x	Greater than or equal to 4.5x

Value-creation pipeline of new Class A development and redevelopment projects as a percentage of gross investments in real estate	4Q20
Current and pre-leased near-term projects 78% leased/negotiating	8%
Income-producing/potential cash flows/covered land play(1)	7%
Land	3%

(1)Includes projects that have existing buildings that are generating or can generate operating cash flows. Also includes development rights associated with existing operating campuses.

Key capital events
•In October 2020, we amended our unsecured senior line of credit. Key changes include the following:

	New Agreement	Change
Commitments available for borrowing	$3.0 billion	Up $800 million
Interest rate	LIBOR+0.825%	Added a 0% LIBOR floor
Maturity date	January 6, 2026	Extended 2 years

•In December 2020, we increased the aggregate amount we may issue under our commercial paper program from $1.0 billion to $1.5 billion. Borrowings under our commercial paper program are backed by our $3.0 billion unsecured senior line of credit.
•During 4Q20, our common equity transactions included the following:
•We issued 1.8 million shares of common stock to settle our remaining forward equity sales agreements that were outstanding at the beginning of the quarter and received net proceeds of $267 million.
•We issued 1.5 million shares of common stock under our ATM program at a price of $159.09 per share (before underwriting discounts) and received net proceeds of $235.0 million.
•We sold 362 thousand shares under our ATM program subject to forward equity sales agreements that remain outstanding at a price of $159.09 per share (before underwriting discounts). We expect to settle these forward equity sales agreements in 2021 and receive net proceeds of approximately $56.3 million.
•The remaining availability of $547.3 million under this ATM program expired in December 2020 concurrently with the expiration of the associated shelf registration. In January 2021, we filed a new shelf registration and we expect to file a new ATM program soon in 2021.
Key capital events (continued)
•In December 2020, we extinguished two secured notes payable aggregating $108.2 million, due in 2023 with a weighted-average interest rate of 3.67%, and recognized losses on early extinguishment of debt aggregating $7.3 million. As a result of these extinguishments, we have no debt maturing until 2024.
•In January 2021, we entered into forward equity sales agreements aggregating $1.1 billion to sell an aggregate of 6.9 million shares of our common stock (including the exercise of underwriters’ option) at a public offering price of $164.00 per share, before underwriting discounts and commissions. We expect to settle these forward equity sales agreements in March 2021.

Investments
•Our investments in publicly traded companies and privately held entities aggregated a carrying amount of $1.6 billion, including an adjusted cost basis of $835.4 million and unrealized gains of $775.7 million, as of December 31, 2020.
•Investment income of $255.1 million during 4Q20 included $21.6 million in realized gains and $233.5 million in unrealized gains.

Industry and corporate responsibility leadership: catalyzing and leading the way for positive change to benefit human health and society

Industry leadership
•In November 2020, Alexandria was ranked as the #1 public REIT for construction-in-progress in 2019 from Engineering News-Record’s (ENR) Top 50 List. ENR recognizes leaders in the construction industry, and its top ranking of our construction activity highlights our commitment to creating and delivering life-changing and essential facilities to our tenant community.
•In December 2020, we achieved the following in the 2020 Global Real Estate Sustainability Benchmark (“GRESB”) Real Estate Assessment: (i) #1 global ranking in the Science & Technology sector, (ii) #1 global ranking and 5 Star Rating (out of 5 stars) in our Diversified Listed Peer Group for highly sustainable development initiatives, and (iii) our third consecutive “A” disclosure score.
•In January 2021, Alexandria Venture Investments, our strategic venture capital platform, was recognized for a fourth consecutive year as the most active biopharma corporate investor by new deal volume from 2019 to 2020 by Silicon Valley Bank in its “Healthcare Investments and Exits: Annual Report 2021.” Alexandria’s venture activity provides us with, among other things, mission-critical data and knowledge of innovations and trends.

Pioneering social responsibility initiatives to continue to drive unique, disruptive, and highly impactful solutions to tackle some of society’s most complex and pressing challenges
Alexandria is profoundly committed to driving forward significant collaborative and innovative solutions to address some of today’s most urgent and widespread societal challenges, including the COVID-19 pandemic, the opioid epidemic, and the educational achievement gap.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	3

Fourth Quarter and Year Ended December 31, 2020, Financial and Operating Results (continued)
December 31, 2020

At the vanguard and heart of the life science ecosystem’s fight against COVID-19
•As a testament to our comprehensive and industry-leading COVID‑19 prevention guidelines and practices, in October 2020, we became the first-ever company to achieve a Fitwel Viral Response Certification with Distinction, the highest designation within the new Viral Response Module developed by the world’s leading healthy building certification system. Additionally, in November 2020, we achieved the world’s first WELL Health-Safety Rating for Laboratory Space at Alexandria LaunchLabs® – New York City. This latest evidence-based, third-party verified rating further affirms our longstanding and robust practices to help keep our tenants, employees, visitors, service providers, and key industry stakeholders healthy and safe.
•Throughout the COVID-19 pandemic, Alexandria has been a critical partner to several impactful organizations supporting communities adversely affected by the COVID-19 pandemic. In total, Alexandria has donated more than $1 million to non-profit organizations on the front lines of combating the devastating impact of the COVID-19 pandemic, including Robin Hood, New York City’s largest poverty-fighting organization. As a member of the Robin Hood Board of Directors, Joel Marcus has played a key leadership role in the distribution of over $60 million to 575 organizations across all five New York City boroughs, providing critical emergency support for New Yorkers in need through food, housing, financial assistance, job security, and more.
•In lieu of tenant holiday gifts, in December 2020, Alexandria made donations to several regional COVID-19-related non-profit programs, including Seattle Foundation’s COVID-19 Relief Fund, Robin Hood COVID-19 Relief Fund, SF New Deal COVID-19 Relief for San Francisco, Nourish Now in Maryland, and the Greg Hill Foundation’s Restaurant Strong Fund in Boston.

Pioneering a groundbreaking, data-driven, and evidence-based model to help solve the opioid epidemic
•Determined to reverse the trajectory of the U.S. opioid epidemic, which is one of the most pervasive public health challenges in our nation’s history, Alexandria partnered with Verily Life Sciences to establish an innovative, non-profit healthcare ecosystem dedicated to the full and sustained recovery of people living with addiction. Together, we pioneered a fully integrated campus in Dayton, Ohio, to house an evidence-based comprehensive treatment model encompassing a full continuum of care with dedicated facilities and services for treatment, residential housing, group therapy, family reunification, workforce development programs, job placement, and community transition.
•Over the last year, we completed construction of the OneFifteen Outpatient Clinic; the Crisis Stabilization Unit; and most recently, OneFifteen Living, the residential housing component that opened in late 2020.
•Overdose deaths continue to rise dramatically during the COVID-19 pandemic, demonstrating the tremendous need for the OneFifteen ecosystem. Since opening in the fall of 2019, OneFifteen has made a positive and comprehensive impact on the local community and the way addiction is treated, seeing approximately 2,200 patients in 2020, including over 1,150 people during the three months ended December 31, 2020. It is our hope that OneFifteen’s unique approach to treatment will serve as a model of recovery for the rest of the country to replicate.

Building educational foundations for students to pave paths for long-term success and close the achievement gap
•Alexandria is deeply committed to driving educational opportunities and providing the support and resources needed to build the foundations for underserved, low-income students to succeed and become engaged and leading members of society. Understanding that education is one of the most fundamental foundations for a safe, healthy, and good life and essential for opportunity and economic mobility, we have forged deep partnerships in our communities with highly impactful organizations that provide holistic educational resources to underserved populations.
•In December 2020, Alexandria celebrated the culmination of the Emily Krzyzewski Center’s $15 million Game Changer Campaign, in which Alexandria played a critical leadership role. The Emily K Center paves a path to success in higher education for academically focused, low-income K–12 students in Durham, North Carolina. Students receive holistic support that encompasses academic skills development, personal management and leadership training, college planning, and career exploration. Of those who complete Emily K’s Scholars to College program, nearly 100% are accepted to college each year.
•The campaign funds will support ongoing programs to prepare students for life-changing college access while bolstering their achievement and developing their character and leadership; an endowment to ensure support for students in years to come; and a new 7,500 square foot facility designed for the specific needs of college-access programs to provide much needed classroom space as well as rooms for quiet study and one-on-one advising and financial aid discussions.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	4

Select 2020 Financial Highlights
December 31, 2020

(1)Source: Company filings and FactSet as of December 31, 2020.
(2)Rental rate increases of 37.6% and 18.3% (cash basis) represent our highest annual increases on renewed and re-leased space in the last 10 years.
(3)Represents tenant collections from April 1, 2020 to December 31, 2020.
(4)Ranking based on 2019 construction-in-progress for publicly held REITs.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	5

"Having a safe and effective medical countermeasure to prevent COVID-19 would enable us to not only save lives but also help end the global pandemic."(1)

**Anthony Fauci, MD**
Director, NIAID
Chief Medical Advisor to the President

## IMPROVING TESTING QUALITY & CAPACITY

Abbott
Chan Zuckerberg Biohub
color
cue
LabCorp
Quest Diagnostics
QUIDEL
Roche
ThermoFisher Scientific
verily

## ADVANCING NEW & REPURPOSED THERAPIES

Adaptive biotechnologies
AMGEN
Applied Therapeutics
ATRECA
GILEAD
Lilly
NOVARTIS
VIR

## DEVELOPING PREVENTATIVE VACCINES

AstraZeneca
emergent biosolutions
FUJIFILM
gsk
Johnson & Johnson
moderna
NOVAVAX
Pfizer
SANOFI

Represents an illustrative subset of approximately 100 tenants focused on COVID-19-related efforts, with some of these companies working on multiple efforts that span testing, treatment, and/or vaccine development.
(1)Source: National Institutes of Health, “NIH launches clinical trials network to test COVID-19-related vaccines and other preventive tools,” July 8, 2020.

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# ALEXANDRIA TENANTS PFIZER AND MODERNA RECEIVE EMERGENCY USE AUTHORIZATION FROM FDA FOR THEIR COVID-19 VACCINES

## UNPRECEDENTED PUBLIC-PRIVATE COLLABORATION IN R&D:

The cornerstone of the U.S. government's efforts to accelerate solutions for COVID-19 is the allocation of over **$13 billion.**

Key focus of these efforts is to **expedite development and manufacturing scale-up of a safe and effective vaccine.**

Grants were awarded to leading industry partners, many of which are Alexandria tenants.

| CURRENT TRIAL STAGE | COMPANY | FEDERAL FUNDING[1] | ARE TENANT |
|---|---|---|---|
| **EUA Granted** | moderna | **$4.1B** | ✓ |
| **EUA Granted** | Pfizer | **$1.95B** | ✓ |
| Phase III | NOVAVAX | $1.6B | ✓ |
| Phase III | Johnson & Johnson | $1.46B | ✓ |
| Phase III | AstraZeneca | $1.2B | ✓ |
| Phase I/II | gsk, SANOFI | $2.0B | ✓ |
| Manufacturing Contract | emergent biosolutions | $628.0M | ✓ |
| Manufacturing Contract | FUJIFILM | $265.0M | ✓ |

"With the availability of two vaccines now for the prevention of COVID-19, the FDA has taken another crucial step in the fight against this global pandemic that is causing vast numbers of hospitalizations and deaths in the United States each day."[2]

**Stephen M. Hahn, MD**, Former FDA Commissioner

(1)As of January 29, 2021. Source: U.S. Department of Health & Human Services. Federal funding presented includes the total commitment value.
(2)Source: U.S. Food and Drug Administration, “FDA Takes Additional Action in Fight Against COVID-19 By Issuing Emergency Use Authorization for Second COVID-19 Vaccine,” December 18, 2020.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	7

Alexandria Fighting COVID-19 on Multiple Fronts
December 31, 2020

Alexandria and our innovative tenants are at the vanguard and heart of the life science ecosystem advancing solutions for COVID-19

Safe and effective vaccines and therapies, in addition to widespread testing, continue to be critically needed to combat the global COVID-19 pandemic. By maintaining essential continuous operations across our campuses, Alexandria has enabled several of our life science tenants to pursue mission-critical COVID-19-related research and development. The heroic work being done by so many of our tenants and campus community members to help test for, treat, and prevent COVID-19, as well as provide medical supplies and protective equipment to neighboring hospitals, is profound and inspiring. We are currently tracking approximately 100 tenants across our cluster markets that have contributed meaningful time and resources to advancing solutions for COVID-19.

Developing preventative vaccines

A prophylactic vaccine is critically needed to resolve the global COVID-19 pandemic. As such, researchers around the world are working tirelessly to develop a safe and effective vaccine in record time. Furthermore, to help expedite the development, manufacturing, and distribution of COVID-19 vaccines, the U.S. government initiated an unprecedented public-private collaboration, allocating several billions of dollars to these efforts.

This support along with the internal vaccine development expertise and innovative technology platforms of our tenants Pfizer Inc. (in partnership with BioNTech) and Moderna, Inc. (in partnership with the National institutes of Health), culminated in the FDA providing Emergency Use Authorization (“EUA”) in December 2020 for their respective mRNA based COVID-19 vaccines. The U.S. has begun a large-scale COVID-19 vaccination campaign and will continue to roll out vaccines across the nation, prioritizing frontline and essential workers, the elderly, and individuals considered high-risk.

Additional tenants, including AstraZeneca plc, Emergent BioSolutions Inc., FUJIFILM Diosynth Biotechnologies, GlaxoSmithKline, Johnson & Johnson, Novavax, Inc., and Sanofi, have similarly received strong government support for their efforts in the development, manufacturing, and/or distribution of COVID-19 vaccines. Many of these companies will report critical trial data over the coming months, which, if positive, could help bolster the widespread delivery of a safe and effective COVID-19 vaccine around the world.

Advancing new and repurposed therapies

Safe and effective therapies are important for mitigating the impact of COVID-19, decreasing hospitalizations, and improving patient outcomes overall. On October 22, 2020, the FDA approved Veklury® (remdesivir), developed by our tenant Gilead Sciences, Inc., as the first antiviral treatment approved for COVID-19 patients requiring hospitalization. Subsequently, in November 2020, the FDA granted EUAs to tenant Eli Lilly and Company’s bamlanivimab for the treatment of newly infected high-risk patients with mild or moderate disease, as well as to Regeneron Pharmaceutical’s antibody cocktail for a similar indication.

In addition, over 300 experimental therapies to treat COVID-19 are being studied in over 900 clinical trials around the world, as well as over more than 150 therapeutic candidates in preclinical development. A substantial number of these programs are sponsored by our tenants, including the following:

•Vir Biotechnology, Inc. and GlaxoSmithKline announced on October 6, 2020, that their most advanced antibody therapy for the early treatment of patients with COVID-19 has entered Phase III and that they expect complete results in the first quarter of 2021.
•AbbVie Inc., Amgen, AstraZeneca plc, Atreca Inc., Enanta Pharmaceuticals, Inc., Novartis AG, and Pfizer Inc. are similarly endeavoring to develop novel therapies and repurpose existing and investigational drugs to provide near-term treatments for moderate and severe COVID-19 patients and those at highest risk.

Improving testing quality and capacity

Abbott Laboratories, Adaptive Biotechnologies Corporation, Color, Cue Health Inc., Laboratory Corporation of America Holdings, Quest Diagnostics, Quidel Corporation, Roche, Thermo Fisher Scientific Inc., Verily Life Sciences, and others are working to improve testing quality, capacity, and turnaround time to more effectively determine who has an active COVID-19 infection, who has been exposed to the virus, and who has developed immunity against it. The increased availability of widespread COVID-19 testing is critical for curtailing the pandemic and facilitating a safer reopening of workplaces, communities, and society overall.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	8

Acquisitions
December 31, 2020
(Dollars in thousands)

Property	Submarket/Market	Date of Purchase	Number of Properties	Operating Occupancy		Square Footage						Purchase Price
						Future Development		Active Redevelopment		Operating With Future Development/ Redevelopment	Operating

Completed in YTD 3Q20			39	86%		3,197,313		716,155		1,236,177	3,325,313	$1,982,749	(1)

Completed in 4Q20:
6420 and 6450 Sequence Drive	Sorrento Mesa/San Diego	11/13/20	2	89	(2)	709,000		—		202,915	115,285	169,698	(2)
380 and 420 E Street	Seaport Innovation District/Greater Boston	10/29/20	2	100		1,000,000	(3)	—		195,506	—	168,500	(4)
3450 and 3460 Hillview Avenue	Greater Stanford/San Francisco	10/6/20	2	100		—		—		76,951	—	65,748	(4)
700 Quince Orchard Road	Gaithersburg/Maryland	10/23/20	1	N/A		—		169,420	(5)	—	—	43,000
Other			9	62		175,400		213,976		51,255	389,992	133,707	(4)
			16	80		1,884,400		383,396		526,627	505,277	580,653
2020 acquisitions			55	85%		5,081,713		1,099,551		1,762,804	3,830,590	$2,563,402

(1)Refer to our quarterly report on Form 10-Q for the period ended September 30, 2020, filed on October 26, 2020, for transactions and related yield information.
(2)The two operating properties are currently 89% occupied, and upon completion of renovations, a lease for 60,432 RSF will commence in 2H21, which will increase occupancy to 100%. We expect to achieve unlevered initial stabilized yields of 7.2% and 6.2% (cash basis) for these operating properties.
(3)Represents total square footage upon completion of development of a new Class A property. Square footage presented includes 195,506 RSF of buildings currently in operation at properties with inherent future development opportunities. We intend to demolish the existing property upon expiration of the existing in-place leases and commencement of future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(4)We expect to provide total estimated costs and related yields for development and redevelopment projects in the future, subsequent to the commencement of construction.
(5)Refer to “New Class A development and redevelopment properties: current projects” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	9

Acquisitions (continued)
December 31, 2020
(Dollars in thousands)

Property	Submarket/Market	Date of Purchase	Number of Properties	Operating Occupancy		Square Footage				Purchase Price
						Future Development	Active Development/Redevelopment	Operating With Future Development/ Redevelopment	Operating

2021 acquisitions
Completed:
Alexandria Center® for Life Science – Fenway	Fenway/Greater Boston	1/29/21	2	93%	(1)	305,000	510,116	—	973,145	$1,483,200	(1)
840 Winter Street	Route 128/Greater Boston	1/20/21	1	100		—	130,000	30,009	—	58,126	(2)
Other	Various	Various	2	N/A		—	185,669	—	—	60,750	(2)
			5	93%		305,000	825,785	30,009	973,145	1,602,076
Pending:
Mercer Mega Block	Lake Union/Seattle	TBD(3)	—	N/A		800,000	—	—	—	143,500
TBD										954,424
2021 acquisitions										$2,700,000

2021 guidance range									$2,450,000 – $2,950,000

(1)Refer to page 2 in our Earnings Press Release for additional information.
(2)We expect to provide total estimated costs and related yields for development and redevelopment projects in the future, subsequent to the commencement of construction.
(3)We continue to diligently work through various long-lead-time due diligence items, with certain deadlines extending into 2021. We are working toward completion of all due diligence items as soon as possible.

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Dispositions
December 31, 2020
(Dollars in thousands)

Property	Submarket/Market	Date of Sale	Interest Sold	RSF	Sales Price		Sales Price per RSF	Gain
Completed in YTD 3Q20				536,152	$252,454			$1,603

Completed in 4Q20:
510 Townsend Street and 505 Brannan Street	SoMa/San Francisco	11/20/20	100%	443,479	560,162	(1)	$1,263	151,871
1201 and 1208 Eastlake Avenue East and 199 East Blaine Street	Lake Union/Seattle	11/24/20	70%	321,218	314,466	(2)	$1,399	(3)
Other	Various	Various	100%	44,855	10,250		N/A	615
				809,552	884,878			152,486
2020 dispositions				1,345,704	$1,137,332			$154,089

(1)We completed the dispositions of these two tech office properties at capitalization rates of 5.3% and 5.0% (cash basis) based on annualized net operating income and net operating income (cash basis), respectively, for the three months ended September 30, 2020.
(2)This transaction represents capitalization rate of 4.2%, based on annualized net operating income and net operating income (cash basis) for the three months ended December 31, 2020.
(3)This sale of a partial interest represents consideration in excess of book value aggregating $211.3 million. We retained control over this real estate joint venture, and therefore, we continue to consolidate these properties. For consolidated joint ventures, we account for the consideration in excess of net book value of the interest sold as an equity transaction, with no gain or loss recognized in earnings.

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Guidance
December 31, 2020
(Dollars in millions, except per share amounts)

On January 5, 2021, we issued a current report on Form 8-K providing updates to key 2021 guidance items in connection with our forward equity offering. The following updated guidance is based on our current view of existing market conditions and assumptions for the year ending December 31, 2021. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Also, refer to our discussion of “forward-looking statements” on page 12 of this Earnings Press Release for additional details.

Projected 2021 Earnings per Share and Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted
Earnings per share(1)	$2.14 to $2.34
Depreciation and amortization of real estate assets	5.50
Allocation to unvested restricted stock awards	(0.04)
Funds from operations per share(2)	$7.60 to $7.80
Midpoint	$7.70

Key Assumptions	Low	High
Occupancy percentage in North America as of December 31, 2021	95.6%	96.2%
Lease renewals and re-leasing of space:
Rental rate increases	29.0%	32.0%
Rental rate increases (cash basis)	16.0%	19.0%
Same property performance:
Net operating income increase	1.0%	3.0%
Net operating income increase (cash basis)	4.0%	6.0%
Straight-line rent revenue	$114	$124
General and administrative expenses	$146	$151
Capitalization of interest	$167	$177
Interest expense	$133	$143

Key Credit Metrics	2021 Guidance
Net debt and preferred stock to Adjusted EBITDA – 4Q21 annualized	Less than or equal to 5.2x
Fixed-charge coverage ratio – 4Q21 annualized	Greater than or equal to 4.5x

Key Sources and Uses of Capital	Range		Midpoint	Certain Completed Items
Sources of capital:
Net cash provided by operating activities after dividends	$210	$250	$230
Incremental debt	730	740	735
2020 debt capital proceeds held in cash	150	250	200
Real estate dispositions and partial interest sales(3)	1,250	1,500	1,375
Common equity	1,700	2,100	1,900	$1,141	(4)
Total sources of capital	$4,040	$4,840	$4,440
Uses of capital:
Construction	$1,590	$1,890	$1,740
Acquisitions	2,450	2,950	2,700	$1,602
Total uses of capital	$4,040	$4,840	$4,440
Incremental debt (included above):
Issuance of unsecured senior notes payable(5)	$700	$1,100	$900
Unsecured senior line of credit, commercial paper program, and other	30	(360)	(165)
Incremental debt	$730	$740	$735

(1)Excludes unrealized gains or losses after December 31, 2020, that are required to be recognized in earnings and are excluded from funds from operations per share, as adjusted.
(2)Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in “Definitions and reconciliations” of our Supplemental Information for additional details.
(3)In December 2020, three office buildings aggregating 146,842 RSF met the criteria to be classified as held for sale. We expect to complete the sale of these properties in 2021 for a total estimated sales price of $78.1 million, including the buyer’s assumption of a $28.2 million secured note payable related to one of the buildings. Upon the buildings being classified as held for sale, we recognized impairment charges aggregating $25.2 million.
(4)Refer to "Key capital events" on page 3 of this Earnings Press Release for additional information on our January 2021 forward equity offering and our remaining outstanding forward equity contracts issued under our ATM program.
(5)In addition to our guidance range, we may seek opportunities to refinance our $650 million unsecured senior notes payable green bond due in 2024 prior to its maturity, subject to market conditions.

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Earnings Call Information and About the Company
December 31, 2020

We will host a conference call on Tuesday, February 2, 2021, at 3:00 p.m. Eastern Time (“ET”)/noon Pacific Time (“PT”), which is open to the general public, to discuss our financial and operating results for the fourth quarter and year ended December 31, 2020. To participate in this conference call, dial (833) 366-1125 or (412) 902-6738 shortly before 3:00 p.m. ET/noon PT and ask the operator to join the call for Alexandria Real Estate Equities, Inc. The audio webcast can be accessed at www.are.com in the “For Investors” section. A replay of the call will be available for a limited time from 5:00 p.m. ET/2:00 p.m. PT on Tuesday, February 2, 2021. The replay number is (877) 344-7529 or (412) 317-0088, and the access code is 10149959.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the fourth quarter and year ended December 31, 2020, is available in the “For Investors” section of our website at www.are.com or by following this link: http://www.are.com/fs/2020q4.pdf.

For any questions, please contact Joel S. Marcus, executive chairman and founder; Stephen A. Richardson, co-chief executive officer; Peter M. Moglia, co-chief executive officer and co-chief investment officer; Dean A. Shigenaga, president and chief financial officer; or Sara M. Kabakoff, vice president – communications, at (626) 578-0777; or Paula Schwartz, managing director of Rx Communications Group, at (917) 322-2216.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® urban office real estate investment trust (“REIT”), is the first, longest-tenured, and pioneering owner, operator, and developer uniquely focused on collaborative life science, technology, and agtech campuses in AAA innovation cluster locations, with a total market capitalization of $31.9 billion as of December 31, 2020, and an asset base in North America of 49.7 million square feet (“SF”). The asset base in North America includes 31.9 million RSF of operating properties and 3.3 million RSF of Class A properties undergoing construction, 7.1 million RSF of near-term and intermediate-term development and redevelopment projects, and 7.4 million SF of future development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science, technology, and agtech campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, technology, and agtech companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2021 earnings per share attributable to Alexandria’s common stockholders – diluted, 2021 funds from operations per share attributable to Alexandria’s common stockholders – diluted, net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “goals,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets (including the impact of the ongoing COVID-19 pandemic), our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this Earnings Press Release and Supplemental Information, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

For additional discussion of the risks and other potential impacts posed by the outbreak of the COVID-19 pandemic and uncertainties we, our tenants, and the global and national economies face as a result, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K filed with the SEC on February 1, 2021.

Alexandria®, Lighthouse Design® logo, Building the Future of Life-Changing Innovation™, Labspace®, Alexandria Center®, Alexandria Technology Square®, Alexandria Technology Center®, Alexandria Innovation Center®, LaunchLabs®, and That’s What’s in Our DNA™ are copyrights and trademarks of Alexandria Real Estate Equities, Inc. All other company names, trademarks, and logos referenced herein are the property of their respective owners.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	13

Consolidated Statements of Operations
December 31, 2020
(Dollars in thousands, except per share amounts)

	Three Months Ended							Year Ended
	12/31/20		9/30/20		6/30/20	3/31/20	12/31/19	12/31/20	12/31/19
Revenues:
Income from rentals	$461,335		$543,412	(1)	$435,856	$437,605	$404,721	$1,878,208	$1,516,864
Other income	2,385		1,630		1,100	2,314	3,393	7,429	14,432
Total revenues	463,720		545,042		436,956	439,919	408,114	1,885,637	1,531,296

Expenses:
Rental operations	136,767		140,443		123,911	129,103	121,852	530,224	445,492
General and administrative	32,690		36,913		31,775	31,963	29,782	133,341	108,823
Interest	37,538		43,318		45,014	45,739	45,493	171,609	173,675
Depreciation and amortization	177,750		176,831		168,027	175,496	140,518	698,104	544,612
Impairment of real estate	25,177		7,680		13,218	2,003	12,334	48,078	12,334
Loss on early extinguishment of debt	7,898	(2)	52,770		—	—	—	60,668	47,570
Total expenses	417,820		457,955		381,945	384,304	349,979	1,642,024	1,332,506

Equity in earnings (losses) of unconsolidated real estate joint ventures	3,593		3,778		3,893	(3,116)	4,777	8,148	10,136
Investment income (loss)	255,137		3,348		184,657	(21,821)	152,667	421,321	194,647
Gain on sales of real estate	152,503		1,586		—	—	474	154,089	474
Net income	457,133		95,799		243,561	30,678	216,053	827,171	404,047
Net income attributable to noncontrolling interests	(15,649)		(14,743)		(13,907)	(11,913)	(13,612)	(56,212)	(40,882)
Net income attributable to Alexandria Real Estate Equities, Inc.’s stockholders	441,484		81,056		229,654	18,765	202,441	770,959	363,165
Dividends on preferred stock	—		—		—	—	—	—	(3,204)
Preferred stock redemption charge	—		—		—	—	—	—	(2,580)
Net income attributable to unvested restricted stock awards	(5,561)		(1,730)		(3,054)	(1,925)	(2,823)	(10,168)	(6,386)
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$435,923		$79,326		$226,600	$16,840	$199,618	$760,791	$350,995

Net income per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:
Basic	$3.26		$0.64		$1.82	$0.14	$1.75	$6.03	$3.13
Diluted	$3.26		$0.63		$1.82	$0.14	$1.74	$6.01	$3.12

Weighted-average shares of common stock outstanding:
Basic	133,688		124,901		124,333	121,433	114,175	126,106	112,204
Diluted	133,827		125,828		124,448	121,785	114,974	126,490	112,524

Dividends declared per share of common stock	$1.09		$1.06		$1.06	$1.03	$1.03	$4.24	$4.00

(1)Includes a termination fee aggregating $89.5 million related to the termination of a future lease at our 88 Bluxome Street development project.
(2)Includes $7.3 million related to the extinguishment of two secured notes payable aggregating $108.2 million, due in 2023 with a weighted-average interest rate of 3.67%, and $651 thousand related to the amendment of our unsecured senior line of credit.

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Consolidated Balance Sheets
December 31, 2020
(In thousands)

	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19
Assets
Investments in real estate	$18,092,372	$17,600,648	$16,281,125	$15,832,182	$14,844,038
Investments in unconsolidated real estate joint ventures	332,349	330,792	326,858	325,665	346,890
Cash and cash equivalents	568,532	446,255	206,860	445,255	189,681
Restricted cash	29,173	38,788	34,680	43,116	53,008
Tenant receivables	7,333	7,641	7,208	14,976	10,691
Deferred rent	722,751	719,552	688,749	663,926	641,844
Deferred leasing costs	272,673	266,440	274,483	269,458	270,043
Investments	1,611,114	1,330,945	1,318,465	1,123,482	1,140,594
Other assets	1,191,581	1,169,610	930,680	983,875	893,714
Total assets	$22,827,878	$21,910,671	$20,069,108	$19,701,935	$18,390,503

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$230,925	$342,363	$344,784	$347,136	$349,352
Unsecured senior notes payable	7,232,370	7,230,819	6,738,486	6,736,999	6,044,127
Unsecured senior line of credit and commercial paper	99,991	249,989	440,000	221,000	384,000
Accounts payable, accrued expenses, and other liabilities	1,669,832	1,609,340	1,343,181	1,352,554	1,320,268
Dividends payable	150,982	143,040	133,681	129,981	126,278
Total liabilities	9,384,100	9,575,551	9,000,132	8,787,670	8,224,025

Commitments and contingencies

Redeemable noncontrolling interests	11,342	11,232	12,122	12,013	12,300

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Common stock	1,367	1,333	1,246	1,243	1,208
Additional paid-in capital	11,730,970	10,711,119	9,443,274	9,336,949	8,874,367
Accumulated other comprehensive loss	(6,625)	(10,638)	(13,080)	(15,606)	(9,749)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	11,725,712	10,701,814	9,431,440	9,322,586	8,865,826
Noncontrolling interests	1,706,724	1,622,074	1,625,414	1,579,666	1,288,352
Total equity	13,432,436	12,323,888	11,056,854	10,902,252	10,154,178
Total liabilities, noncontrolling interests, and equity	$22,827,878	$21,910,671	$20,069,108	$19,701,935	$18,390,503

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Funds From Operations and Funds From Operations per Share
December 31, 2020
(In thousands)

The following table presents a reconciliation of net income (loss) attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below:

	Three Months Ended						Year Ended
	12/31/20		9/30/20	6/30/20	3/31/20	12/31/19	12/31/20		12/31/19
Net income attributable to Alexandria’s common stockholders	$435,923		$79,326	$226,600	$16,840	$199,618	$760,791		$350,995
Depreciation and amortization of real estate assets	173,392		173,622	165,040	172,628	137,761	684,682		541,855
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(15,032)		(15,256)	(15,775)	(15,870)	(10,176)	(61,933)		(30,960)
Our share of depreciation and amortization from unconsolidated real estate JVs	2,976		2,936	2,858	2,643	2,702	11,413		6,366
Gain on sales of real estate	(152,503)	(1)	(1,586)	—	—	(474)	(154,089)		(474)
Impairment of real estate – rental properties	25,177	(1)	7,680	—	7,644	12,334	40,501	(2)	12,334
Assumed conversion of 7.00% Series D cumulative convertible preferred stock	—		—	—	—	—	—		3,204
Allocation to unvested restricted stock awards	(420)		(1,261)	(2,228)	(847)	(1,809)	(7,018)		(5,904)
Funds from operations attributable to Alexandria’s common stockholders – diluted(3)	469,513		245,461	376,495	183,038	339,956	1,274,347		877,416
Unrealized (gains) losses on non-real estate investments	(233,538)		14,013	(171,652)	17,144	(148,268)	(374,033)		(161,489)
Impairment of non-real estate investments	—		—	4,702	19,780	9,991	24,482		17,124
Impairment of real estate	—		—	13,218	2,003	—	15,221		—
Loss on early extinguishment of debt	7,898		52,770	—	—	—	60,668		47,570
Loss on early termination of interest rate hedge agreements	—		—	—	—	—	—		1,702
Termination fee	—		(86,179)	—	—	—	(86,179)		—
Acceleration of stock compensation expense due to executive officer resignation	—		4,499	—	—	—	4,499		—
Preferred stock redemption charge	—		—	—	—	—	—		2,580
Removal of assumed conversion of 7.00% Series D cumulative convertible preferred stock	—		—	—	—	—	—		(3,204)
Allocation to unvested restricted stock awards	2,774		179	2,251	(591)	1,760	4,790		1,307
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$246,647		$230,743	$225,014	$221,374	$203,439	$923,795		$783,006
(1)Refer to “Dispositions” in our Earnings Press Release for additional details.
(2)Includes a $7.6 million impairment of our investment in a recently developed retail property held by our unconsolidated real estate joint venture recognized in 1Q20. This impairment is classified in equity in earnings of unconsolidated real estate joint ventures within our consolidated statements of operations.
(3)Calculated in accordance with standards established by the Nareit Board of Governors. Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in the “Definitions and reconciliations” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	16

Funds From Operations and Funds From Operations per Share (continued)
December 31, 2020
(In thousands, except per share amounts)

The following table presents a reconciliation of net income (loss) per share attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with GAAP, including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations per share attributable to Alexandria’s common stockholders – diluted, and funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below. Per share amounts may not add due to rounding.

	Three Months Ended					Year Ended
	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19	12/31/20	12/31/19
Net income per share attributable to Alexandria’s common stockholders – diluted	$3.26	$0.63	$1.82	$0.14	$1.74	$6.01	$3.12
Depreciation and amortization of real estate assets	1.21	1.28	1.22	1.31	1.13	5.01	4.60
Gain on sales of real estate	(1.14)	(0.01)	—	—	—	(1.22)	—
Impairment of real estate – rental properties	0.19	0.06	—	0.06	0.11	0.32	0.11
Allocation to unvested restricted stock awards	(0.01)	(0.01)	(0.01)	(0.01)	(0.02)	(0.05)	(0.06)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted	3.51	1.95	3.03	1.50	2.96	10.07	7.77
Unrealized (gains) losses on non-real estate investments	(1.75)	0.11	(1.38)	0.14	(1.29)	(2.96)	(1.44)
Impairment of non-real estate investments	—	—	0.04	0.16	0.09	0.19	0.15
Impairment of real estate	—	—	0.11	0.02	—	0.12	—
Loss on early extinguishment of debt	0.06	0.42	—	—	—	0.48	0.42
Loss on early termination of interest rate hedge agreements	—	—	—	—	—	—	0.02
Termination fee	—	(0.69)	—	—	—	(0.68)	—
Acceleration of stock compensation expense due to executive officer resignation	—	0.04	—	—	—	0.04	—
Preferred stock redemption charge	—	—	—	—	—	—	0.02
Allocation to unvested restricted stock awards	0.02	—	0.01	—	0.01	0.04	0.02
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$1.84	$1.83	$1.81	$1.82	$1.77	$7.30	$6.96

Weighted-average shares of common stock outstanding(1) for calculations of:
Earnings per share – diluted	133,827	125,828	124,448	121,785	114,974	126,490	112,524
Funds from operations – diluted, per share	133,827	125,828	124,448	121,785	114,974	126,490	112,966
Funds from operations – diluted, as adjusted, per share	133,827	125,828	124,448	121,785	114,974	126,490	112,524

(1)Refer to “Weighted-average shares of common stock outstanding – diluted” in the “Definitions and reconciliations” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	17

SUPPLEMENTAL
INFORMATION

Company Profile
December 31, 2020

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® urban office REIT, is the first, longest-tenured, and pioneering owner, operator, and developer uniquely focused on collaborative life science, technology, and agtech campuses in AAA innovation cluster locations, with a total market capitalization of $31.9 billion as of December 31, 2020, and an asset base in North America of 49.7 million SF. The asset base in North America includes 31.9 million RSF of operating properties and 3.3 million RSF of Class A properties undergoing construction, 7.1 million RSF of near-term and intermediate-term development and redevelopment projects, and 7.4 million SF of future development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science, technology, and agtech campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, technology, and agtech companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Tenant base

Alexandria is known for our high-quality and diverse tenant base, with 55% of our annual rental revenue generated from tenants that are investment-grade rated or publicly traded large cap companies. The quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.

Executive and senior management team

Alexandria’s executive and senior management team has unique experience and expertise in creating, owning, and operating highly dynamic and collaborative campuses in key urban life science, technology, and agtech cluster locations that inspire innovation. From the development of high-quality, sustainable real estate, to the ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a first-in-class reputation of excellence in our niche. Alexandria’s highly experienced management team also includes regional market directors with leading reputations and longstanding relationships within the life science, technology, and agtech communities in their respective urban innovation clusters. We believe that our expertise, experience, reputation, and key relationships in the real estate, life science, technology, and agtech industries provide Alexandria significant competitive advantages in attracting new business opportunities.
Alexandria’s executive and senior management team consists of 47 individuals, averaging 24 years of real estate experience, including 12 years with Alexandria. Our executive management team alone averages 17 years of experience with Alexandria.

EXECUTIVE MANAGEMENT TEAM
Joel S. Marcus	Stephen A. Richardson
Executive Chairman & Founder	Co-Chief Executive Officer
Peter M. Moglia	Dean A. Shigenaga
Co-Chief Executive Officer & Co-Chief Investment Officer	President & Chief Financial Officer
Daniel J. Ryan	Lawrence J. Diamond
Co-Chief Investment Officer & Regional Market Director – San Diego	Co-Chief Operating Officer & Regional Market Director – Maryland
Joseph Hakman	Vincent R. Ciruzzi
Chief Strategic Transactions Officer & Co-Chief Operating Officer	Chief Development Officer
Hunter L. Kass	Thomas J. Andrews
Executive Vice President – Regional Market Director – Greater Boston	Greater Boston Business Development
John H. Cunningham	Terezia C. Nemeth
Executive Vice President – Regional Market Director – New York City	Executive Vice President – Regional Market Director – San Francisco
Marc E. Binda	Andres R. Gavinet
Executive Vice President – Finance & Treasurer	Chief Accounting Officer
Jackie B. Clem	Gary D. Dean
General Counsel & Secretary	Executive Vice President – Real Estate Legal Affairs

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	19

Investor Information
December 31, 2020

Corporate Headquarters	New York Stock Exchange Trading Symbol	Information Requests
26 North Euclid Avenue	Common stock: ARE	Phone:	(626) 578-0777
Pasadena, California 91101		Email:	corporateinformation@are.com
		Web:	www.are.com

Equity Research Coverage

Alexandria is currently covered by the following research analysts. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of our company. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or our management. Alexandria does not by our reference or distribution of the information below imply our endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

Bank of America Merrill Lynch	Citigroup Global Markets Inc.	JMP Securities	RBC Capital Markets
Jamie Feldman / Elvis Rodriguez	Michael Bilerman / Emmanuel Korchman	Aaron Hecht / Matthew Hurwit	Michael Carroll / Jason Idoine
(646) 855-5808 / (646) 855-1589	(212) 816-1383 / (212) 816-1382	(415) 835-3963 / (415) 835-3964	(440) 715-2649 / (440) 715-2651

Berenberg Capital Markets	Evercore ISI	J.P. Morgan Securities LLC	Robert W. Baird & Co. Incorporated
Connor Siversky / Nate Crossett	Sheila McGrath / Wendy Ma	Anthony Paolone / Ray Zhong	David Rodgers / Nicholas Thillman
(646) 949-9037 / (646) 949-9030	(212) 497-0882 / (212) 497-0870	(212) 622-6682 / (212) 622-5411	(216) 737-7341 / (414) 298-5053

BTIG, LLC	Green Street	Mizuho Securities USA Inc.	SMBC Nikko Securities America, Inc.
Tom Catherwood / James Sullivan	Daniel Ismail / Dylan Burzinski	Omotayo Okusanya / Venkat Kommineni	Richard Anderson / Jay Kornreich
(212) 738-6140 / (212) 738-6139	(949) 640-8780 / (949) 640-8780	(646) 949-9672 / (646) 949-9754	(646) 521-2351 / (646) 424-3202

CFRA
Kenneth Leon
(646) 517-2552

Fixed Income Coverage		Rating Agencies
Barclays Capital Inc.	J.P. Morgan Securities LLC	Moody’s Investors Service	S&P Global Ratings
Srinjoy Banerjee / Devon Zhou	Mark Streeter / Ian Snyder	(212) 553-0376	Fernanda Hernandez / Michael Souers
(212) 526-3521 / (212) 526-6961	(212) 834-5086 / (212) 834-3798		(212) 438-1347 / (212) 438-2508

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	20

Financial and Asset Base Highlights
December 31, 2020
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19
Selected financial data from consolidated financial statements and related information
Rental revenues	$353,950	$438,393	$341,555	$337,942	$308,418
Tenant recoveries	$107,385	$105,019	$94,301	$99,663	$96,303
General and administrative expenses	$32,690	$36,913	$31,775	$31,963	$29,782
General and administrative expenses as a percentage of net operating income – trailing 12 months	9.8%	9.9%	10.3%	10.2%	10.0%
Operating margin	71%	74%	72%	71%	70%
Adjusted EBITDA margin	69%	67%	69%	68%	68%
Adjusted EBITDA – quarter annualized	$1,331,608	$1,272,280	$1,253,844	$1,239,016	$1,148,620
Adjusted EBITDA – trailing 12 months	$1,274,187	$1,228,440	$1,185,347	$1,137,650	$1,085,382

Net debt at end of period	$7,021,893	$7,396,412	$7,333,905	$6,870,571	$6,582,089
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	5.3x	5.8x	5.8x	5.5x	5.7x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	5.5x	6.0x	6.2x	6.0x	6.1x

Fixed-charge coverage ratio – quarter annualized	4.6x	4.3x	4.2x	4.5x	4.2x
Fixed-charge coverage ratio – trailing 12 months	4.4x	4.3x	4.2x	4.2x	4.2x
Unencumbered net operating income as a percentage of total net operating income	97%	96%	95%	95%	95%

Closing stock price at end of period	$178.22	$160.00	$162.25	$137.06	$161.58
Common shares outstanding (in thousands) at end of period	136,690	133,312	124,559	124,326	120,800
Total equity capitalization at end of period	$24,360,950	$21,329,886	$20,209,636	$17,040,078	$19,518,915
Total market capitalization at end of period	$31,924,236	$29,153,057	$27,732,906	$24,345,213	$26,296,394

Dividend per share – quarter/annualized	$1.09/$4.36	$1.06/$4.24	$1.06/$4.24	$1.03/$4.12	$1.03/$4.12
Dividend payout ratio for the quarter	60%	61%	59%	58%	61%
Dividend yield – annualized	2.4%	2.7%	2.6%	3.0%	2.5%

Amounts related to operating leases:
Operating lease liabilities	$345,750	$326,046	$291,710	$293,173	$271,809
Rent expense	$5,543	$4,729	$4,936	$4,781	$4,609

Capitalized interest	$37,589	$32,556	$30,793	$24,680	$23,822
Weighted-average interest rate for capitalization of interest during the period	3.66%	3.64%	4.03%	3.80%	3.88%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	21

Financial and Asset Base Highlights (continued)
December 31, 2020
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	12/31/20		9/30/20	6/30/20	3/31/20	12/31/19
Amounts included in funds from operations and non-revenue-enhancing capital expenditures
Straight-line rent revenue	$23,890		$28,822	$23,367	$20,597	$24,400
Amortization of acquired below-market leases	$13,514		$13,979	$13,787	$15,964	$8,837
Straight-line rent expense on ground leases	$348		$229	$167	$171	$219
Stock compensation expense	$11,394		$12,994	$9,185	$9,929	$10,239
Amortization of loan fees	$2,905		$2,605	$2,737	$2,247	$2,241
Amortization of debt premiums	$869		$910	$888	$888	$907
Non-revenue-enhancing capital expenditures:
Building improvements	$3,466		$3,358	$3,107	$3,198	$3,295
Tenant improvements and leasing commissions	$31,235		$34,036	$11,500	$12,923	$14,648

Operating statistics and related information (at end of period)
Number of properties – North America	338		326	304	302	291
RSF – North America (including development and redevelopment projects under construction)	35,163,572		34,071,653	31,141,758	30,924,356	29,098,433
Total square feet – North America	49,712,701		47,389,023	43,023,989	41,514,374	39,170,786
Annual rental revenue per occupied RSF – North America	$49.08		$49.55	$51.30	$51.18	$51.04
Occupancy of operating properties – North America	94.6%	(1)	94.9%	94.8%	95.1%	96.8%
Occupancy of operating and redevelopment properties – North America	90.0%		91.3%	92.3%	92.9%	94.4%
Weighted-average remaining lease term (in years)	7.6		7.7	7.8	7.8	8.1

Total leasing activity – RSF	1,369,599		1,208,382	1,077,510	703,355	1,752,124
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate increases	29.8%		39.9%	37.2%	46.3%	37.0%
Rental rate increases (cash basis)	10.7%		30.9%	15.0%	22.3%	21.7%
RSF (included in total leasing activity above)	699,916		605,765	699,130	557,367	571,650

Same property – percentage change over comparable quarter from prior year:
Net operating income increase	2.7%		2.9%	0.6%	2.4%	2.0%
Net operating income increase (cash basis)	5.0%		4.9%	2.5%	6.1%	4.0%

(1)Refer to “Occupancy” in this Supplemental Information for additional details.

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High-Quality, Diverse, and Innovative Tenants
December 31, 2020

Long-Duration Cash Flows From High-Quality, Diverse, and
Innovative Tenants

Investment-Grade or Publicly Traded Large Cap Tenants	Tenant Mix

Public Biotechnology
25%
Life Science
Product, Service,
and Device
19%
Multinational
Pharmaceutical
20%
Private
Biotechnology
8%
10%
5%
Office With Future
Change in Use(3)
4%
6%
Institutional
(Academic/Medical,
Non-Profit, and
U.S. Government)
3%
Other (5)
Mega Cap Tech(4)
Investment-Grade and
Large Cap Tech/Office

55%

of ARE’s Annual Rental Revenue(1)

Long-Duration Lease Terms

7.6 Years

Weighted-Average Remaining Term(2)
Percentage of ARE’s Annual Rental Revenue(1)
(1)Represents annual rental revenue in effect as of December 31, 2020.
(2)Based on aggregate annual rental revenue in effect as of December 31, 2020. Refer to “Annual rental revenue” in the “Definitions and reconciliations” of this Supplemental Information for additional details about our methodology on annual rental revenue from unconsolidated real estate joint ventures.
(3)Represents annual rental revenue currently generated from office space that is targeted for a future change in use. The weighted-average remaining term of these leases is 3.3 years.
(4)Represents annual rental revenue from publicly traded tenants with an average daily market capitalization greater than $200 billion for the twelve months ended December 31, 2020.
(5)Our other tenants, aggregating 3.0% of our annual rental revenue, comprise 2.5% of annual rental revenue from technology, professional services, finance, telecommunications, and construction/real estate companies and only 0.5% from retail-related tenants.

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Class A Properties in AAA Locations
December 31, 2020

High-Quality Cash Flows From High Quality Tenants and
Class A Properties in AAA Locations

Industry-Leading Tenant Roster	AAA Locations

San Francisco
25%
New York City
6%
San Diego
16%
Seattle
6%
Maryland
6%
Research Triangle
4%
Other
1%
Greater Boston
36%

85%

of ARE’s Top 20
Annual Rental Revenue(1)
From Investment-Grade
or Publicly Traded Large Cap Tenants

Percentage of ARE’s Annual Rental Revenue(1)

(1)Represents annual rental revenue in effect as of December 31, 2020.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	24

Occupancy
December 31, 2020

Solid Historical Occupancy(1)	Occupancy Across Key Locations(2)

96%

Over 10 Years

(1)Represents average occupancy of operating properties in North America as of each December 31 for the last 10 years.
(2)As of December 31, 2020.
(3)Includes 970,199 RSF, or 3.1%, of vacancy in our North America markets, representing lease-up opportunities that will contribute to growth in cash flows at recently acquired properties (noted below). Excluding these acquired vacancies, occupancy of operating properties in North America was 97.7% as of December 31, 2020.

		As of December 31, 2020			As of September 30, 2020
		Vacant	Occupancy Impact		Vacant	Occupancy Impact
Property	Market/Submarket	RSF	Region	Consolidated	RSF	Region	Consolidated
Alexandria Center® for Life Science – Durham	Research Triangle/Research Triangle	251,465	8.9%	0.8%	251,465	8.9%	0.8%
601, 611, and 651 Gateway Boulevard	San Francisco/South San Francisco	199,895	2.7%	0.6	202,871	2.6%	0.7
SD Tech by Alexandria	San Diego/Sorrento Mesa	71,462	1.1%	0.2	76,639	1.3%	0.2
5505 Morehouse Drive(1)	San Diego/Sorrento Mesa	N/A	N/A	N/A	71,021	1.2%	0.2
Other acquisitions	Various	447,377	N/A	1.5	257,483	N/A	0.9
		970,199		3.1%	859,479		2.8%
(1)We commenced redevelopment of this property during the three months ended December 31, 2020. Refer to “New Class A development and redevelopment properties: current projects” of this Supplemental Information for additional details.

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Key Operating Metrics
December 31, 2020

Historical Same Property Net Operating Income	Favorable Lease Structure(1)
	Strategic Lease Structure by Owner and Operator of Collaborative Life Science, Technology, and Agtech Campuses
	Increasing cash flows
	Percentage of leases containing annual rent escalations	94%
	Stable cash flows
	Percentage of triple net leases	94%
	Lower capex burden
	Percentage of leases providing for the recapture of capital expenditures	93%

Historical Rental Rates: Renewed/Re-Leased Space	Margins(2)

	Operating	Adjusted EBITDA
	71%	69%

(1)Percentages calculated based on RSF as of December 31, 2020.
(2)Represents percentages for the three months ended December 31, 2020.

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Same Property Performance
December 31, 2020
(Dollars in thousands)

	December 31, 2020			December 31, 2020
Same Property Financial Data	Three Months Ended	Year Ended	Same Property Statistical Data	Three Months Ended	Year Ended
Percentage change over comparable period from prior year:			Number of same properties	234	209
Net operating income increase	2.7%	2.6%	Rentable square feet	22,048,305	20,707,818
Net operating income increase (cash basis)	5.0%	5.1%	Occupancy – current-period average	96.6%	96.6%
Operating margin	72%	73%	Occupancy – same-period prior-year average	96.4%	96.7%

	Three Months Ended December 31,				Year Ended December 31,
	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
Income from rentals:
Same properties	$279,236	$277,403	$1,833	0.7%	$1,031,126	$1,017,749	$13,377	1.3%
Non-same properties	74,714	31,015	43,699	140.9	440,714	148,039	292,675	197.7
Rental revenues	353,950	308,418	45,532	14.8	1,471,840	1,165,788	306,052	26.3

Same properties	92,018	89,228	2,790	3.1	327,815	313,705	14,110	4.5
Non-same properties	15,367	7,075	8,292	117.2	78,553	37,371	41,182	110.2
Tenant recoveries	107,385	96,303	11,082	11.5	406,368	351,076	55,292	15.7

Income from rentals	461,335	404,721	56,614	14.0	1,878,208	1,516,864	361,344	23.8

Same properties	159	43	116	269.8	368	444	(76)	(17.1)
Non-same properties	2,226	3,350	(1,124)	(33.6)	7,061	13,988	(6,927)	(49.5)
Other income	2,385	3,393	(1,008)	(29.7)	7,429	14,432	(7,003)	(48.5)

Same properties	371,413	366,674	4,739	1.3	1,359,309	1,331,898	27,411	2.1
Non-same properties	92,307	41,440	50,867	122.7	526,328	199,398	326,930	164.0
Total revenues	463,720	408,114	55,606	13.6	1,885,637	1,531,296	354,341	23.1

Same properties	103,221	105,580	(2,359)	(2.2)	373,416	370,926	2,490	0.7
Non-same properties	33,546	16,272	17,274	106.2	156,808	74,566	82,242	110.3
Rental operations	136,767	121,852	14,915	12.2	530,224	445,492	84,732	19.0

Same properties	268,192	261,094	7,098	2.7	985,893	960,972	24,921	2.6
Non-same properties	58,761	25,168	33,593	133.5	369,520	124,832	244,688	196.0
Net operating income	$326,953	$286,262	$40,691	14.2%	$1,355,413	$1,085,804	$269,609	24.8%

Net operating income – same properties	$268,192	$261,094	$7,098	2.7%	$985,893	$960,972	$24,921	2.6%
Straight-line rent revenue	(16,528)	(20,174)	3,646	(18.1)	(67,243)	(84,167)	16,924	(20.1)
Amortization of acquired below-market leases	(3,192)	(4,265)	1,073	(25.2)	(10,791)	(13,372)	2,581	(19.3)
Net operating income – same properties (cash basis)	$248,472	$236,655	$11,817	5.0%	$907,859	$863,433	$44,426	5.1%

Refer to “Same property comparisons” in the “Definitions and reconciliations” of this Supplemental Information for a reconciliation of same properties to total properties. “Definitions and reconciliations” also contains definitions of “Tenant recoveries” and “Net operating income” and their respective reconciliations from the most directly comparable financial measures presented in accordance with GAAP.

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Leasing Activity
December 31, 2020
(Dollars per RSF)

	Three Months Ended		Year Ended				Year Ended
	December 31, 2020		December 31, 2020				December 31, 2019
	Including Straight-Line Rent	Cash Basis	Including Straight-Line Rent		Cash Basis		Including Straight-Line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space(1)
Rental rate changes	29.8%	10.7%	37.6%	(2)	18.3%	(2)	32.2%	17.6%
New rates	$48.99	$46.02	$49.51		$46.53		$58.65	$56.19
Expiring rates	$37.73	$41.57	$35.99		$39.32		$44.35	$47.79
RSF	699,916		2,556,833	(2)			2,427,108
Tenant improvements/leasing commissions	$36.10		$35.08				$20.28
Weighted-average lease term	7.5 years		6.0 years				5.7 years

Developed/redeveloped/previously vacant space leased
New rates	$60.23	$55.74	$56.67		$53.61		$55.95	$52.19
RSF	669,683		1,802,013				2,635,614
Tenant improvements/leasing commissions	$40.60		$28.17				$13.74
Weighted-average lease term	9.7 years		9.0 years				9.8 years

Leasing activity summary (totals):
New rates	$54.49	$50.77	$52.47		$49.46		$57.25	$54.11
RSF	1,369,599		4,358,846	(3)			5,062,722
Tenant improvements/leasing commissions	$38.30		$32.22				$16.88
Weighted-average lease term	8.6 years		7.3 years				7.8 years

Lease expirations(1)
Expiring rates	$37.34	$40.64	$36.03		$39.01		$43.43	$46.59
RSF	878,112		3,560,188				2,822,434

Leasing activity includes 100% of results for each property in which we have an investment in North America.

(1)Excludes month-to-month leases aggregating 96,383 RSF and 41,809 RSF as of December 31, 2020 and 2019, respectively.
(2)Represents our highest annual rental rate increases and RSF leasing activity for renewed and re-leased space in the past 10 years.
(3)During the year ended December 31, 2020, we granted tenant concessions/free rent averaging 2.1 months with respect to the 4,358,846 RSF leased. Approximately 59% of the leases executed during the year ended December 31, 2020, did not include concessions for free rent.

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Contractual Lease Expirations
December 31, 2020

Year	RSF	Percentage of Occupied RSF	Annual Rental Revenue (Per RSF)(1)	Percentage of Total Annual Rental Revenue
2021 (2)	1,880,366	6.3%	$40.75	5.3%
2022	2,512,016	8.4%	$45.95	7.9%
2023	3,387,053	11.3%	$41.50	9.6%
2024	2,273,200	7.6%	$45.03	7.0%
2025	2,366,093	7.9%	$46.79	7.6%
2026	1,725,242	5.8%	$47.71	5.6%
2027	2,071,365	6.9%	$52.36	7.4%
2028	2,449,460	8.2%	$49.28	8.3%
2029	1,829,233	6.1%	$55.68	7.0%
2030	2,074,876	6.9%	$52.67	7.5%
Thereafter	7,386,330	24.6%	$52.73	26.8%

Market	2021 Contractual Lease Expirations (in RSF)					Annual Rental Revenue (Per RSF)(1)	2022 Contractual Lease Expirations (in RSF)						Annual Rental Revenue (Per RSF)(1)
	Leased	Negotiating/ Anticipating	Targeted for Development/ Redevelopment(3)	Remaining Expiring Leases(4)	Total(2)		Leased	Negotiating/ Anticipating	Targeted for Development/ Redevelopment(3)	Remaining Expiring Leases(5)		Total

Greater Boston	60,186	80,265	266,484	228,358	635,293	$44.31	—	7,072	—	568,831	(6)	575,903	$58.15
San Francisco	37,839	233,606	26,738	212,785	510,968	45.76	—	10,011	490,127	277,836		777,974	49.56
New York City	—	7,924	—	2,007	9,931	N/A	18,120	27,179	—	2,979		48,278	N/A
San Diego	101,437	89,576	41,475	213,047	445,535	31.73	83,104	—	231,585	243,454		558,143	38.55
Seattle	—	15,184	—	20,974	36,158	49.69	—	—	51,255	125,462		176,717	36.36
Maryland	33,000	—	—	29,865	62,865	23.38	—	—	—	74,817		74,817	29.40
Research Triangle	16,942	—	—	90,364	107,306	31.37	—	—	—	221,937		221,937	21.77
Canada	—	—	—	13,672	13,672	23.71	—	—	—	28,664		28,664	20.97
Non-cluster/other markets	—	—	—	58,638	58,638	44.70	—	—	—	49,583		49,583	55.84
Total	249,404	426,555	334,697	869,710	1,880,366	$40.75	101,224	44,262	772,967	1,593,563		2,512,016	$45.95
Percentage of expiring leases	13%	23%	18%	46%	100%		4%	2%	31%	63%		100%

(1)Represents amounts in effect as of December 31, 2020.
(2)Excludes month-to-month leases aggregating 96,383 RSF as of December 31, 2020.
(3)Represents RSF targeted for development or redevelopment upon expiration of existing in-place leases, primarily related to recently acquired properties. Refer to "Definitions and reconciliations" of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(4)The largest remaining contractual lease expirations are three leases ranging from 35,000 RSF to 45,000 RSF.
(5)The largest remaining contractual lease expiration includes a Class A office/laboratory buildings aggregating 113,555 RSF in our Cambridge/Inner Suburbs submarket and four other leases ranging from 50,000 RSF to 60,000 RSF.
(6)68% of the remaining expiring leases in Greater Boston are located in our Cambridge/Inner Suburbs submarket.

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Top 20 Tenants
December 31, 2020
(Dollars in thousands, except average market cap amounts)

85% of Top 20 Annual Rental Revenue From Investment-Grade
or Publicly Traded Large Cap Tenants(1)

	Tenant	Remaining Lease Term(1) (in years)		Aggregate RSF	Annual Rental Revenue(1)	Percentage of Aggregate Annual Rental Revenue(1)	Investment-Grade Credit Ratings		Average Market Cap(1) (in billions)

							Moody’s	S&P
1	Bristol-Myers Squibb Company	7.7		896,867	$52,460	3.7%	A2	A+	$137.9
2	Takeda Pharmaceutical Company Ltd.	8.6		606,249	39,342	2.8	Baa2	BBB+	$56.7
3	Facebook, Inc.	11.0		903,786	38,899	2.7	—	—	$668.4
4	Illumina, Inc.	9.6		891,495	35,907	2.5	—	BBB	$47.7
5	Sanofi	7.5		494,693	33,868	2.4	A1	AA	$124.0
6	Eli Lilly and Company	8.5		531,784	33,527	2.3	A2	A+	$142.4
7	Moderna, Inc.	11.4		615,458	32,147	2.2	—	—	$24.1
8	Novartis AG	7.6		423,914	30,101	2.1	A1	AA-	$217.7
9	Uber Technologies, Inc.	61.9	(2)	1,009,188	27,379	1.9	—	—	$62.3
10	Roche	2.7	(3)	649,482	24,129	1.7	Aa3	AA	$295.3
11	bluebird bio, Inc.	6.4		312,805	23,142	1.6	—	—	$3.7
12	Maxar Technologies	4.5		478,000	21,577	1.5	—	—	$1.2
13	Massachusetts Institute of Technology	8.0		257,626	21,145	1.5	Aaa	AAA	$—
14	Jazz Pharmaceuticals, Inc.	9.7		198,041	20,003	1.4	—	—	$7.2
15	New York University	10.7		204,691	19,531	1.4	Aa2	AA-	$—
16	Merck & Co., Inc.	13.4		311,015	19,392	1.4	A1	AA-	$204.9
17	Pfizer Inc.	4.2		416,979	17,762	1.2	A2	A+	$203.2
18	Amgen Inc.	3.3		407,369	16,838	1.2	Baa1	A-	$135.9
19	United States Government	6.8		284,777	16,601	1.2	Aaa	AA+	$—
20	athenahealth, Inc.	12.4		333,956	15,413	1.1	—	—	$—
	Total/weighted-average	11.0	(2)	10,228,175	$539,163	37.8%

(1)Based on aggregate annual rental revenue in effect as of December 31, 2020. Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” in the “Definitions and reconciliations” of this Supplemental Information for additional details about our methodology on annual rental revenue from unconsolidated real estate joint ventures and average daily market capitalization.
(2)Includes (i) ground leases for land at 1455 and 1515 Third Street (two buildings aggregating 422,980 RSF) and (ii) leases at 1655 and 1725 Third Street (two buildings aggregating 586,208 RSF) owned by our unconsolidated joint venture in which we have an ownership interest of 10%. Annual rental revenue is presented using 100% of the annual rental revenue of our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Refer to footnote 1 for additional details. Excluding the ground lease, the weighted-average remaining lease term for our top 20 tenants was 8.4 years as of December 31, 2020.
(3)Includes 197,787 RSF expiring in 2022 at our recently acquired property at 651 Gateway Boulevard in our South San Francisco submarket. Upon expiration of the lease, 651 Gateway Boulevard will be redeveloped into a Class A office/laboratory building. Excluding this 197,787 RSF, the weighted-average remaining term of space occupied by Roche is 3.1 years.

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Summary of Properties and Occupancy
December 31, 2020
(Dollars in thousands, except per RSF amounts)

Summary of properties

Market	RSF					Number of Properties	Annual Rental Revenue
	Operating	Development	Redevelopment	Total	% of Total		Total	% of Total	Per RSF
Greater Boston	8,454,396	—	296,489	8,750,885	25%	72	$507,459	36%	$61.20
San Francisco	7,495,390	744,715	92,147	8,332,252	24	61	362,262	25	57.87
New York City	1,145,296	—	122,382	1,267,678	3	5	81,185	6	73.68
San Diego	6,367,526	146,456	79,945	6,593,927	19	80	233,128	16	39.14
Seattle	1,747,332	100,086	213,976	2,061,394	6	22	81,477	6	48.59
Maryland	2,821,574	261,096	169,420	3,252,090	9	44	80,429	6	29.97
Research Triangle	2,810,670	410,000	652,381	3,873,051	11	35	61,354	4	24.38
Canada	256,967	—	—	256,967	1	3	4,870	—	23.16
Non-cluster/other markets	549,479	—	—	549,479	1	12	10,608	1	36.64
Properties held for sale	225,849	—	—	225,849	1	4	6,257	—	N/A
North America	31,874,479	1,662,353	1,626,740	35,163,572	100%	338	$1,429,029	100%	$49.08
		3,289,093

Summary of occupancy

	Operating Properties				Operating and Redevelopment Properties
Market	12/31/20		9/30/20	12/31/19	12/31/20	9/30/20	12/31/19
Greater Boston	98.1%		98.3%	99.1%	94.8%	95.0%	97.1%
San Francisco	95.8	(1)	95.3	98.3	94.7	94.2	93.6
New York City	97.3		95.5	99.2	87.8	84.8	88.1
San Diego	93.5	(1)	93.7	92.3	92.4	92.7	92.3
Seattle	96.0		91.0	98.7	85.5	91.0	98.7
Maryland	96.1		96.0	96.7	90.6	96.0	95.2
Research Triangle	89.6	(1)	90.5	96.5	72.7	73.4	96.5
Subtotal	95.5		95.2	97.0	90.7	91.5	94.6
Canada	81.8		90.0	93.7	81.8	90.0	93.7
Non-cluster/other markets	52.7		69.8	80.1	52.7	69.8	80.1
North America	94.6%	(1)	94.9%	96.8%	90.0%	91.3%	94.4%

(1)Refer to “Occupancy” in this Supplemental Information for additional details on vacancy at acquired properties.

Refer to “Definitions and reconciliations” in this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	31

Property Listing
December 31, 2020
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Greater Boston
Cambridge/Inner Suburbs
Alexandria Center® at Kendall Square	2,365,487	—	—	2,365,487	10	$168,794	98.9%	98.9%
50, 60, 75/125(1), 100, and 225(1) Binney Street, 161 and 215 First Street, 150 Second Street, 300 Third Street, and 11 Hurley Street
Alexandria Technology Square®	1,181,635	—	—	1,181,635	7	101,943	99.7	99.7
100, 200, 300, 400, 500, 600, and 700 Technology Square
The Arsenal on the Charles	539,799	—	296,489	836,288	11	21,914	100.0	64.5
311, 321, and 343 Arsenal Street, 300 and 400 North Beacon Street, 1, 2, and 3 Kingsbury Avenue, and 100, 200, and 400 Talcott Avenue
Alexandria Center® at One Kendall Square	815,156	—	—	815,156	10	67,853	96.8	96.8
One Kendall Square – Buildings 100, 200, 300, 400, 500, 600/700, 1400, 1800, 2000, and 399 Binney Street
480 and 500 Arsenal Street	234,260	—	—	234,260	2	9,769	86.6	86.6
640 Memorial Drive	225,504	—	—	225,504	1	13,860	100.0	100.0
780 and 790 Memorial Drive	99,658	—	—	99,658	2	8,292	100.0	100.0
167 Sidney Street and 99 Erie Street	54,549	—	—	54,549	2	4,025	100.0	100.0
79/96 13th Street (Charlestown Navy Yard)	25,309	—	—	25,309	1	620	100.0	100.0
Cambridge/Inner Suburbs	5,541,357	—	296,489	5,837,846	46	397,070	98.4	93.4
Seaport Innovation District
380 and 420 E Street	195,506	—	—	195,506	2	3,522	100.0	100.0
5 Necco Street	87,163	—	—	87,163	1	4,672	86.6	86.6
Seaport Innovation District	282,669	—	—	282,669	3	8,194	95.9	95.9
Route 128
Reservoir Woods	515,273	—	—	515,273	3	22,004	100.0	100.0
40, 50, and 60 Sylvan Road
275 Grove Street	509,702	—	—	509,702	1	22,577	87.4	87.4
One Upland Road and 100 Tech Drive	443,513	—	—	443,513	2	18,008	100.0	100.0
Alexandria Park at 128	343,882	—	—	343,882	8	12,544	100.0	100.0
3 and 6/8 Preston Court, 29, 35, and 44 Hartwell Avenue, 35 and 45/47 Wiggins Avenue, and 60 Westview Street
225, 266, and 275 Second Avenue	317,617	—	—	317,617	3	14,073	100.0	100.0
19 Presidential Way	144,892	—	—	144,892	1	5,174	99.8	99.8
100 Beaver Street	82,330	—	—	82,330	1	4,254	100.0	100.0
285 Bear Hill Road	26,270	—	—	26,270	1	1,167	100.0	100.0
Route 128	2,383,479	—	—	2,383,479	20	99,801	97.3	97.3
Route 495
111 and 130 Forbes Boulevard	155,846	—	—	155,846	2	1,745	100.0	100.0
20 Walkup Drive	91,045	—	—	91,045	1	649	100.0	100.0
Route 495	246,891	—	—	246,891	3	2,394	100.0	100.0
Greater Boston	8,454,396	—	296,489	8,750,885	72	$507,459	98.1%	94.8%
	(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	32

Property Listing (continued)
December 31, 2020
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Francisco
Mission Bay
Alexandria Center® for Science and Technology – Mission Bay	1,990,262	—	—	1,990,262	9	$90,364	99.9%	99.9%
1455, 1515, 1655(1), and 1725(1) Third Street, 409 and 499 Illinois Street(1), 1500(1) and 1700 Owens Street, and 455 Mission Bay Boulevard South
Mission Bay	1,990,262	—	—	1,990,262	9	90,364	99.9	99.9
South San Francisco
Alexandria Technology Center® – Gateway	1,412,480	—	—	1,412,480	11	54,517	81.5	81.5
600, 601(1), 611(1), 630, 650, 651(1), 681(1), 685(1), 701(1), 901, and 951 Gateway Boulevard
213, 249, 259, 269, and 279 East Grand Avenue	919,704	—	—	919,704	5	48,744	100.0	100.0
201 Haskins Way	—	315,000	—	315,000	1	—	N/A	N/A
400 and 450 East Jamie Court	163,035	—	—	163,035	2	9,549	100.0	100.0
500 Forbes Boulevard(1)	155,685	—	—	155,685	1	6,619	100.0	100.0
7000 Shoreline Court	136,395	—	—	136,395	1	8,547	99.4	99.4
341 and 343 Oyster Point Boulevard	107,960	—	—	107,960	2	5,767	100.0	100.0
849/863 Mitten Road/866 Malcolm Road	103,857	—	—	103,857	1	5,086	100.0	100.0
South San Francisco	2,999,116	315,000	—	3,314,116	24	138,829	91.3	91.3
Greater Stanford
Menlo Gateway(1)	772,983	—	—	772,983	3	29,790	100.0	100.0
100 Independence Drive and 125 and 135 Constitution Drive
Alexandria Center® for Life Science – San Carlos	233,201	429,715	—	662,916	5	10,853	100.0	100.0
825, 835, and 960 Industrial Road and 987 and 1075 Commercial Street
3825 and 3875 Fabian Way	478,000	—	—	478,000	2	21,577	100.0	100.0
Alexandria Stanford Life Science District	289,685	—	92,147	381,832	4	23,888	100.0	75.9
3160, 3165, 3170, and 3181 Porter Drive
Alexandria PARC	197,498	—	—	197,498	4	10,164	85.9	85.9
2100, 2200, 2300, and 2400 Geng Road
3330, 3412, 3450, and 3460 Hillview Avenue	183,267	—	—	183,267	4	15,180	100.0	100.0
2425 Garcia Avenue/2400/2450 Bayshore Parkway	99,208	—	—	99,208	1	4,257	100.0	100.0
Shoreway Science Center	82,462	—	—	82,462	2	5,340	100.0	100.0
75 and 125 Shoreway Road
1450 Page Mill Road	77,634	—	—	77,634	1	8,009	100.0	100.0
3350 West Bayshore Road	60,000	—	—	60,000	1	2,191	62.3	62.3
2625/2627/2631 Hanover Street	32,074	—	—	32,074	1	1,820	100.0	100.0
Greater Stanford	2,506,012	429,715	92,147	3,027,874	28	133,069	98.0	94.5
San Francisco	7,495,390	744,715	92,147	8,332,252	61	$362,262	95.8%	94.7%
	(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	33

Property Listing (continued)
December 31, 2020
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

New York City
New York City
Alexandria Center® for Life Science – New York City	740,972	—	—	740,972	3	$64,994	95.9%	95.9%
430 and 450 East 29th Street
219 East 42nd Street	349,947	—	—	349,947	1	14,006	100.0	100.0
Alexandria Center® – Long Island City	54,377	—	122,382	176,759	1	2,185	100.0	30.8
30-02 48th Avenue
New York City	1,145,296	—	122,382	1,267,678	5	81,185	97.3	87.8

San Diego
Torrey Pines
ARE Spectrum	336,461	146,456	—	482,917	4	18,072	100.0	100.0
3115 and 3215 Merryfield Row and 3013 and 3033 Science Park Road
ARE Torrey Ridge	294,326	—	—	294,326	3	10,297	72.1	72.1
10578, 10618, and 10628 Science Center Drive
ARE Sunrise	236,635	—	—	236,635	3	8,238	100.0	100.0
10931/10933 and 10975 North Torrey Pines Road, 3010 Science Park Road, and 10996 Torreyana Road
ARE Nautilus	220,651	—	—	220,651	4	10,924	100.0	100.0
3530 and 3550 John Hopkins Court and 3535 and 3565 General Atomics Court
11119, 11255, and 11355 North Torrey Pines Road	211,641	—	—	211,641	3	8,738	100.0	100.0
3545 Cray Court	118,225	—	—	118,225	1	—	—	—
Torrey Pines	1,417,939	146,456	—	1,564,395	18	56,269	85.9	85.9
University Town Center
Alexandria Point(1)	1,435,916	—	—	1,435,916	8	61,391	99.1	99.1
9880(2), 10210, 10260, 10290, and 10300 Campus Point Drive and 4161, 4224, and 4242 Campus Point Court
5200 Illumina Way(1)	792,687	—	—	792,687	6	29,977	100.0	100.0
University District	535,459	—	—	535,459	8	19,979	100.0	100.0
9363, 9393, and 9625(1) Towne Centre Drive, 4755, 4757, and 4767 Nexus Center Drive, and 4555 and 4796 Executive Drive
University Town Center	2,764,062	—	—	2,764,062	22	$111,347	99.5%	99.5%

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	34

Property Listing (continued)
December 31, 2020
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Diego (continued)
Sorrento Mesa
SD Tech by Alexandria(1)	779,989	—	79,945	859,934	13	$24,130	87.3%	79.2%
9605, 9645, 9675, 9685, 9725, 9735, 9808, 9855, and 9868 Scranton Road, 5505 Morehouse Drive(2), and 10065, 10121(2), and 10151(2) Barnes Canyon Road
6420 and 6450 Sequence Drive	318,200	—	—	318,200	2	8,069	89.5	89.5
Summers Ridge Science Park	316,531	—	—	316,531	4	11,077	100.0	100.0
9965, 9975, 9985, and 9995 Summers Ridge Road
ARE Portola	101,857	—	—	101,857	3	3,603	100.0	100.0
6175, 6225, and 6275 Nancy Ridge Drive
5810/5820 Nancy Ridge Drive	82,272	—	—	82,272	1	855	41.4	41.4
7330 Carroll Road	66,244	—	—	66,244	1	2,431	100.0	100.0
9877 Waples Street	63,774	—	—	63,774	1	2,364	100.0	100.0
5871 Oberlin Drive	33,817	—	—	33,817	1	892	50.2	50.2
Sorrento Mesa	1,762,684	—	79,945	1,842,629	26	53,421	88.8	84.9
Sorrento Valley
3911, 3931, 3985, 4025, 4031, 4045, and 4075 Sorrento Valley Boulevard	191,406	—	—	191,406	7	5,691	100.0	100.0
11025, 11035, 11045, 11055, 11065, and 11075 Roselle Street	121,655	—	—	121,655	6	3,428	100.0	100.0
Sorrento Valley	313,061	—	—	313,061	13	9,119	100.0	100.0
I-15 Corridor
13112 Evening Creek Drive	109,780	—	—	109,780	1	2,972	100.0	100.0
San Diego	6,367,526	146,456	79,945	6,593,927	80	233,128	93.5	92.4

Seattle
Lake Union
The Eastlake Life Science Campus by Alexandria	837,204	100,086	—	937,290	8	46,609	97.6	97.6
1165, 1201(1), 1208(1), 1616 and 1551 Eastlake Avenue East, 188 and 199(1) East Blaine Street, and 1600 Fairview Avenue East
400 Dexter Avenue North	290,111	—	—	290,111	1	14,820	100.0	100.0
2301 5th Avenue	197,135	—	—	197,135	1	9,308	99.0	99.0
219 Terry Avenue North	30,705	—	—	30,705	1	1,852	100.0	100.0
601 Dexter Avenue North	18,680	—	—	18,680	1	425	100.0	100.0
Lake Union	1,373,835	100,086	—	1,473,921	12	$73,014	98.4%	98.4%

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	35

Property Listing (continued)
December 31, 2020
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Seattle (continued)
SoDo
830 4th Avenue South	42,380	—	—	42,380	1	$1,479	70.5%	70.5%
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	1,839	100.0	100.0
410 West Harrison Street and 410 Elliott Avenue West	36,724	—	—	36,724	2	415	36.4	36.4
Elliott Bay	84,470	—	—	84,470	3	2,254	72.4	72.4
Other	246,647	—	213,976	460,623	6	4,730	94.9	50.8
Seattle	1,747,332	100,086	213,976	2,061,394	22	81,477	96.0	85.5

Maryland
Rockville
9800, 9804, 9900, 9920, and 9950 Medical Center Drive	383,956	261,096	—	645,052	8	14,944	93.1	93.1
9704, 9708, 9712, and 9714 Medical Center Drive	215,619	—	—	215,619	4	7,926	100.0	100.0
1330 Piccard Drive	131,511	—	—	131,511	1	3,810	100.0	100.0
9605 Medical Center Drive	115,691	—	—	115,691	1	3,100	83.1	83.1
1500 and 1550 East Gude Drive	90,489	—	—	90,489	2	1,411	77.3	77.3
14920 and 15010 Broschart Road	86,703	—	—	86,703	2	2,283	100.0	100.0
1405 Research Boulevard	72,170	—	—	72,170	1	2,476	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	2,743	100.0	100.0
5 Research Court	51,520	—	—	51,520	1	1,788	100.0	100.0
9920 Belward Campus Drive	51,181	—	—	51,181	1	1,687	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,329	100.0	100.0
Rockville	1,311,877	261,096	—	1,572,973	23	43,497	94.9	94.9
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	613,438	—	—	613,438	9	16,177	96.3	96.3
9, 25, 35, 45, 50, and 55 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	315,085	—	169,420	484,505	7	7,966	94.3	61.3
700, 704(1), and 708 Quince Orchard Road and 19, 20, 21, and 22 Firstfield Road
401 Professional Drive	63,154	—	—	63,154	1	1,833	100.0	100.0
950 Wind River Lane	50,000	—	—	50,000	1	1,004	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,207	100.0	100.0
Gaithersburg	1,069,627	—	169,420	1,239,047	19	28,187	96.2	83.0
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	2,618	98.4	98.4
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	6,127	100.0	100.0
Maryland	2,821,574	261,096	169,420	3,252,090	44	$80,429	96.1%	90.6%
	(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	36

Property Listing (continued)
December 31, 2020
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Research Triangle
Research Triangle
Alexandria Center® for Life Science – Durham	1,585,766	—	652,381	2,238,147	16	$26,261	84.1%	59.6%
6, 8, 10, 12, 14, 40, 41, 42, and 65 Moore Drive, 21, 25, 27, 29, and 31 Parmer Way, 2400 Ellis Road, and 14 TW Alexander Drive
Alexandria Center® for Advanced Technologies	100,000	250,000	—	350,000	3	2,296	99.0	99.0
6, 8, and 10 Davis Drive
Alexandria Center® for AgTech	180,400	160,000	—	340,400	2	6,488	95.2	95.2
5 and 9 Laboratory Drive
Alexandria Technology Center® – Alston	186,870	—	—	186,870	3	3,951	94.7	94.7
100, 800, and 801 Capitola Drive
108/110/112/114 TW Alexander Drive	158,417	—	—	158,417	1	4,624	85.8	85.8
Alexandria Innovation Center® – Research Triangle	136,455	—	—	136,455	3	4,108	100.0	100.0
7010, 7020, and 7030 Kit Creek Road
7 Triangle Drive	96,626	—	—	96,626	1	3,156	100.0	100.0
2525 East NC Highway 54	82,996	—	—	82,996	1	3,651	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	1,644	100.0	100.0
601 Keystone Park Drive	77,395	—	—	77,395	1	1,375	100.0	100.0
6040 George Watts Hill Drive	61,547	—	—	61,547	1	2,148	100.0	100.0
5 Triangle Drive	32,120	—	—	32,120	1	1,112	100.0	100.0
6101 Quadrangle Drive	30,122	—	—	30,122	1	540	100.0	100.0
Research Triangle	2,810,670	410,000	652,381	3,873,051	35	61,354	89.6	72.7

Canada	256,967	—	—	256,967	3	4,870	81.8	81.8

Non-cluster/other markets	549,479	—	—	549,479	12	10,608	52.7	52.7

North America, excluding properties held for sale	31,648,630	1,662,353	1,626,740	34,937,723	334	1,422,772	94.6%	90.0%

Properties held for sale	225,849	—	—	225,849	4	6,257	51.1%	51.1%

Total – North America	31,874,479	1,662,353	1,626,740	35,163,572	338	$1,429,029

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	37

Investments in Real Estate
December 31, 2020
(Dollars in thousands)

As of February 1, 2021, construction activities were in process at all of our active construction projects. Construction workers continue to observe social distancing and follow rules that restrict gatherings of large groups of people in close proximity, as well as adhere to other appropriate measures, which may slow the pace of construction.

		Development and Redevelopment
	Operating	Under Construction	Near Term	Intermediate Term	Future	Subtotal	Total
Investments in real estate
Book value as of December 31, 2020(1)	$17,423,908	$1,667,842	$955,207	$452,404	$738,994	$3,814,447	$21,238,355

Square footage
Operating	31,874,479	—	—	—	—	—	31,874,479
New Class A development and redevelopment properties	—	3,289,093	4,931,216	3,521,115	9,208,795	20,950,219	20,950,219
Value-creation square feet currently included in rental properties(2)	—	—	(617,749)	(684,030)	(1,810,218)	(3,111,997)	(3,111,997)
Total square footage	31,874,479	3,289,093	4,313,467	2,837,085	7,398,577	17,838,222	49,712,701

(1)Balances exclude our share of the cost basis associated with our properties held by our unconsolidated real estate joint ventures, which is classified as investments in unconsolidated real estate joint ventures in our consolidated balance sheets. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for reconciliation detail of investments in real estate.
(2)Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	38

New Class A Development and Redevelopment Properties: Recent Deliveries

December 31, 2020
(Dollars in thousands)

Alexandria Center® for Life Science – San Carlos	Alexandria Center® – Long Island City	9877 Waples Street
San Francisco/Greater Stanford	New York City/New York City	San Diego/Sorrento Mesa
96,463 RSF	17,716 RSF	63,744 RSF

Property/Market/Submarket		Our Ownership Interest	Dev/Redev	RSF Placed in Service in 4Q20	Occupancy Percentage(1)	Total Project		Unlevered Yields
	Delivery Date							Initial Stabilized	Initial Stabilized (Cash Basis)
						RSF	Investment
Alexandria Center® for Life Science – San Carlos/San Francisco/Greater Stanford	December 2020	100%	Dev	96,463	100%	526,178	$630,000	6.4%	6.1%
Alexandria Center® – Long Island City/New York City/New York City	December 2020	100%	Redev	17,716	100%	176,759	$184,300	5.5%	5.6%
9877 Waples Street/San Diego/Sorrento Mesa	December 2020	100%	Redev	63,774	100%	63,744	$31,000	8.8%	8.1%
Total				177,953

(1)    Relates to total operating RSF placed in service as of the most recent delivery.

Refer to “New Class A development and redevelopment properties: current projects” of this Supplemental Information for information on the RSF in service and under construction, if applicable.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	39

New Class A Development and Redevelopment Properties: Current Projects
December 31, 2020

The Arsenal on the Charles	201 Haskins Way	Alexandria Center® for Life Science – San Carlos
Greater Boston/ Cambridge/Inner Suburbs	San Francisco/South San Francisco	San Francisco/Greater Stanford
296,489 RSF	315,000 RSF	429,715 RSF

3160 Porter Drive	Alexandria Center® – Long Island City	3115 Merryfield Row	5505 Morehouse Drive
San Francisco/Greater Stanford	New York City/New York City	San Diego/Torrey Pines	San Diego/Sorrento Mesa
92,147 RSF	122,382 RSF	146,456 RSF	79,945 RSF

ALEXANDRIA CENTER FOR LIFE SCIENCE AT STANFORD RESEARCH PARK
LOCATION
CAPITAL
TALENT
INNOVATION
ALEXANDRIA
3160

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	40

New Class A Development and Redevelopment Properties: Current Projects (continued)
December 31, 2020

1165 Eastlake Avenue East	9804 Medical Center Drive	9950 Medical Center Drive
Seattle/Lake Union	Maryland/Rockville	Maryland/Rockville
100,086 RSF	176,832 RSF	84,264 RSF

700 Quince Orchard Road	Alexandria Center® for Life Science – Durham(1)	Alexandria Center® for AgTech	Alexandria Center® for Advanced Technologies
Maryland/Gaithersburg	Research Triangle/Research Triangle	Research Triangle/Research Triangle	Research Triangle/Research Triangle
169,420 RSF	652,381 RSF	160,000 RSF	250,000 RSF

(1)     Represents 2400 Ellis Road in our Alexandria Center® for Life Science – Durham campus.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	41

New Class A Development and Redevelopment Properties: Current Projects (continued)
December 31, 2020

Property/Market/Submarket		Square Footage				Percentage
	Dev/Redev	In Service	CIP	Total		Leased		Leased/Negotiating		Initial Occupancy(1)
Under construction
The Arsenal on the Charles/Greater Boston/Cambridge/Inner Suburbs	Redev	539,799	296,489	836,288		86%		92%		2021
201 Haskins Way/San Francisco/South San Francisco	Dev	—	315,000	315,000		100		100		2Q21
Alexandria Center® for Life Science – San Carlos/San Francisco/Greater Stanford	Dev	96,463	429,715	526,178		89		100		4Q20
3160 Porter Drive/San Francisco/Greater Stanford	Redev	—	92,147	92,147		20		20		1H21
Alexandria Center® – Long Island City/New York City/New York City	Redev	54,377	122,382	176,759		31		31		4Q20
3115 Merryfield Row/San Diego/Torrey Pines	Dev	—	146,456	146,456		80		87		2022
5505 Morehouse Drive/San Diego/Sorrento Mesa	Redev	—	79,945	79,945		35		35		2021
1165 Eastlake Avenue East/Seattle/Lake Union	Dev	—	100,086	100,086		100		100		2Q21
Other/Seattle	Redev	246,647	213,976	460,623		51		51		2022
9804 Medical Center Drive/Maryland/Rockville	Dev	—	176,832	176,832		100		100		1Q21
9950 Medical Center Drive/Maryland/Rockville	Dev	—	84,264	84,264		100		100		2021
700 Quince Orchard Road/Maryland/Gaithersburg	Redev	—	169,420	169,420		100		100		2021
Alexandria Center® for Life Science – Durham/Research Triangle/ Research Triangle(2)	Redev	—	652,381	652,381		77		77		1H21/2022
Alexandria Center® for AgTech/Research Triangle/Research Triangle(3)	Redev/Dev	180,400	160,000	340,400		55		55		2021
Alexandria Center® for Advanced Technologies/Research Triangle/ Research Triangle	Dev	—	250,000	250,000	(4)	40	(4)	55	(4)	2H21/2022
		1,117,686	3,289,093	4,406,779		74		78
Pre-leased near-term projects
Alexandria Point/San Diego/University Town Center(5)	Dev	—	171,102	171,102		100		100
SD Tech by Alexandria/San Diego/Sorrento Mesa(6)	Dev	—	176,428	176,428		59		59
		—	347,530	347,530		79		79
		1,117,686	3,636,623	4,754,309		75%		78%
Key additions in January 2021
201 Brookline Avenue/Greater Boston/Fenway	Dev	—	510,116	510,116		17%		25%
840 Winter Street/Greater Boston/Route 128	Redev	30,009	130,000	160,009		19%		19%
		30,009	640,116	670,125
		1,147,695	4,276,739	5,424,434

(1)Initial occupancy dates are subject to leasing and/or market conditions. Construction disruptions resulting from COVID-19 and observance of social distancing measures may further impact construction and occupancy forecasts and will continue to be monitored closely. Multi-tenant projects may have occupancy by tenants over a period of time. Stabilized occupancy may vary depending on single tenancy versus multi-tenancy.
(2)The recently acquired Alexandria Center® for Life Science – Durham redevelopment project includes three properties at 40 Moore Drive, 2400 Ellis Road, and 14 TW Alexander Drive. 2400 Ellis Road is 100% leased, with initial occupancy anticipated in 1H21 and stabilized occupancy expected for the remaining buildings in 2022.
(3)The new strategic collaborative agtech campus consists of Phase I at 5 Laboratory Drive, including campus amenities, and Phase II at 9 Laboratory Drive.
(4)Represents 150,000 RSF with 26% negotiating at 8 Davis Drive and 100,000 RSF that is 100% leased at 10 Davis Drive. Vertical construction at 8 Davis Drive has commenced, and 10 Davis Drive is expected to commence in 2Q21.
(5)Represents our 4150 Campus Point Court property and is expected to commence vertical construction in 2Q21.
(6)Represents our 10055 Barnes Canyon Road property and is expected to commence vertical construction in 2Q21.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	42

New Class A Development and Redevelopment Properties: Current Projects (continued)

December 31, 2020
(Dollars in thousands)

	Our Ownership Interest					Unlevered Yields
Property/Market/Submarket		In Service	CIP	Cost to Complete	Total at Completion	Initial Stabilized		Initial Stabilized (Cash Basis)

Under construction
The Arsenal on the Charles/Greater Boston/Cambridge/Inner Suburbs	100%	$391,180	$184,995	$195,825	$772,000	6.2%		5.5%
201 Haskins Way/San Francisco/South San Francisco	100%	—	255,992	$114,008	$370,000	6.4%		6.2%
Alexandria Center® for Life Science – San Carlos/San Francisco/Greater Stanford	100%	85,898	389,460	$154,642	$630,000	6.4%		6.1%
3160 Porter Drive/San Francisco/Greater Stanford	100%	—	60,895	TBD
Alexandria Center® – Long Island City/New York City/New York City	100%	33,683	125,929	$24,688	$184,300	5.5%		5.6%
3115 Merryfield Row/San Diego/Torrey Pines	100%	—	66,609	$85,391	$152,000	6.2%		6.2%
5505 Morehouse Drive/San Diego/Sorrento Mesa	100%	—	16,996	TBD
1165 Eastlake Avenue East/Seattle/Lake Union	100%	—	106,061	$31,939	$138,000	6.5%	(1)	6.3%	(1)
Other/Seattle	100%	53,941	64,323	TBD
9804 Medical Center Drive/Maryland/Rockville	100%	—	85,725	$9,675	$95,400	7.7%		7.2%
9950 Medical Center Drive/Maryland/Rockville	100%	—	40,520	$13,780	$54,300	7.3%		6.8%
700 Quince Orchard Road/Maryland/Gaithersburg	100%	—	45,887	$33,613	$79,500	8.6%		7.3%
Alexandria Center® for Life Science – Durham/Research Triangle/Research Triangle	100%	—	134,451	$110,549	$245,000	7.5%		6.7%
Alexandria Center® for AgTech/Research Triangle/Research Triangle	100%	90,001	57,394	TBD
Alexandria Center® for Advanced Technologies/Research Triangle/Research Triangle	100%	—	32,605
		654,703	1,667,842

Pre-leased near-term projects
Alexandria Point/San Diego/University Town Center	55.0%	—	26,922
SD Tech by Alexandria/San Diego/Sorrento Mesa	50.0%	—	15,310
		—	42,232
Total		$654,703	$1,710,074

(1)Unlevered yields represent anticipated aggregate returns for 1165 Eastlake Avenue East, an amenity-rich research headquarters for Adaptive Biotechnologies Corporation, and 1208 Eastlake Avenue East, an adjacent multi-tenant office/laboratory building.

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New Class A Development and Redevelopment Properties: Summary of Pipeline
December 31, 2020
(Dollars in thousands)

Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Near Term		Intermediate Term		Future		Total

Greater Boston
The Arsenal on the Charles/Cambridge/Inner Suburbs	100%	$202,801	296,489	264,056	(1)(2)	—		—		560,545
325 Binney Street/Cambridge	100%	128,666	—	450,000	(1)	—		—		450,000
57 Coolidge Avenue/Cambridge/Inner Suburbs	75.0%	47,461	—	275,000	(1)	—		—		275,000
15 Necco Street/Seaport Innovation District	97.1%	185,049	—	350,000	(1)	—		—		350,000
Reservoir Woods/Route 128	100%	42,246	—	202,428	(1)(2)	—		752,845	(2)	955,273
10 Necco Street/Seaport Innovation District	100%	91,032	—	—		175,000		—		175,000
215 Presidential Way/Route 128	100%	6,803	—	—		112,000		—		112,000
Alexandria Technology Square®/Cambridge	100%	7,881	—	—		—		100,000		100,000
380 and 420 E Street/Seaport Innovation District	100%	115,818	—	—		—		1,000,000	(2)	1,000,000
99 A Street/Seaport Innovation District	95.5%	44,700	—	—		—		235,000		235,000
One Upland Road and 100 Tech Drive/Route 128	100%	8,498	—	—		—		750,000		750,000
231 Second Avenue/Route 128	100%	1,093	—	—		—		32,000		32,000
Other value-creation projects	100%	9,774	—	—		—		16,955		16,955
		891,822	296,489	1,541,484		287,000		2,886,800		5,011,773
San Francisco
201 Haskins Way/South San Francisco	100%	255,992	315,000	—		—		—		315,000
Alexandria Center® for Life Science – San Carlos/ Greater Stanford	100%	641,372	429,715	—		700,000	(2)	587,000	(2)	1,716,715
3160 Porter Drive/Greater Stanford	100%	60,895	92,147	—		—		—		92,147
88 Bluxome Street/SoMa	100%	300,025	—	1,070,925		—		—		1,070,925
Alexandria Technology Center® – Gateway/South San Francisco	45.1%	45,814	—	517,010	(1)(2)	—		291,000		808,010
3825 and 3875 Fabian Way/Greater Stanford	100%	—	—	—		250,000	(2)	228,000	(2)	478,000
3450 and 3460 Hillview Avenue/Greater Stanford	100%	—	—	—		76,951	(2)	—		76,951
East Grand Avenue/South San Francisco	100%	6,112	—	—		—		90,000		90,000
Other value-creation projects	100%	55,379	—	—		191,000		25,000		216,000
		$1,365,589	836,862	1,587,935		1,217,951		1,221,000		4,863,748

(1)We expect to commence vertical construction or redevelopment of all or a portion of this project in 2021.
(2)Represents total square footage upon completion of development or redevelopment of a new Class A property. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities, for which we have the intent to demolish or redevelop the existing property upon expiration of the existing in-place leases and commencement of future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.

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New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
December 31, 2020
(Dollars in thousands)

Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Near Term		Intermediate Term		Future		Total

New York City
Alexandria Center® – Long Island City/New York City	100%	$125,929	122,382	—		—		—		122,382
47-50 30th Street/New York City	100%	29,351	—	135,938		—		—		135,938
Alexandria Center® for Life Science – New York City/New York City	100%	58,381	—	—		550,000	(1)	—		550,000
219 East 42nd Street/New York City	100%	—	—	—		—		579,947	(2)	579,947
		213,661	122,382	135,938		550,000		579,947		1,388,267
San Diego
3115 Merryfield Row/Torrey Pines	100%	66,609	146,456	—		—		—		146,456
5505 Morehouse Drive/Sorrento Mesa	100%	16,996	79,945	—		—		—		79,945
Alexandria Point/University Town Center	55.0%	104,646	—	351,102	(3)	249,164	(4)	320,281	(4)	920,547
SD Tech by Alexandria/Sorrento Mesa	50.0%	99,681	—	366,502	(3)	160,000		333,845		860,347
Townsgate by Alexandria/Del Mar Heights	100%	22,424	—	185,000		—		—		185,000
10931 and 10933 Torrey Pines Road/Torrey Pines	100%	—	—	—		242,000	(4)	—		242,000
University District/University Town Center	100%	54,020	—	—		600,000	(4)(5)	—		600,000
11255 and 11355 North Torrey Pines Road/Torrey Pines	100%	106,889	—	—		—		240,000	(4)	240,000
5200 Illumina Way/University Town Center	51.0%	12,302	—	—		—		451,832		451,832
6450 Sequence Drive and Excess Land/Sorrento Mesa	100%	35,834	—	—		—		911,915	(4)	911,915
4045 and 4075 Sorrento Valley Boulevard/Sorrento Valley	100%	7,671	—	—		—		149,000	(4)	149,000
Other value-creation projects	100%	—	—	—		—		50,000		50,000
		$527,072	226,401	902,604		1,251,164		2,456,873		4,837,042

(1)We are currently negotiating a long-term ground lease with the City of New York for the future site of a new building approximating 550,000 RSF.
(2)Includes 349,947 RSF in operation with an opportunity to either convert the existing office space into office/laboratory space through future redevelopment or to expand the building by an additional 230,000 RSF through ground-up development. The building is currently occupied by Pfizer Inc. with a remaining lease term of approximately five years.
(3)We expect to commence vertical construction or redevelopment of all or a portion of this project during 2021.
(4)Represents total square footage upon completion of development or redevelopment of a new Class A property. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities, for which we have the intent to demolish or redevelop the existing property upon expiration of the existing in-place leases and commencement of future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(5)Includes our recently acquired project at 4555 Executive Drive and 9363, 9373, and 9393 Towne Centre Drive in our University Town Center submarket, which is currently under evaluation for development, subject to future market conditions.

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New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
December 31, 2020
(Dollars in thousands)

Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Near Term		Intermediate Term	Future		Total

Seattle
1165 Eastlake Avenue East/Lake Union	100%	$106,061	100,086	—		—	—		100,086
1150 Eastlake Avenue East/Lake Union	100%	49,196	—	260,000	(1)	—	—		260,000
701 Dexter Avenue North/Lake Union	100%	53,612	—	217,000		—	—		217,000
601 Dexter Avenue North/Lake Union	100%	35,356	—	—		—	188,400	(2)	188,400
1010 4th Avenue South/SoDo	100%	49,278	—	—		—	544,825		544,825
830 4th Avenue South/SoDo	100%	—	—	—		—	52,488	(2)	52,488
Other value-creation projects	100%	70,304	213,976	51,255	(2)	—	35,000		300,231
		363,807	314,062	528,255		—	820,713		1,663,030
Maryland
9804 and 9800 Medical Center Drive/Rockville	100%	87,765	176,832	90,000	(1)	—	—		266,832
9950 Medical Center Drive/Rockville	100%	40,520	84,264	—		—	—		84,264
700 Quince Orchard Road/Gaithersburg	100%	45,887	169,420	—		—	—		169,420
14200 Shady Grove Road/Rockville	100%	28,668	—	145,000		145,000	145,000		435,000
		202,840	430,516	235,000		145,000	145,000		955,516
Research Triangle
Alexandria Center® for Life Science – Durham/Research Triangle	100%	134,451	652,381	—		—	—		652,381
Alexandria Center® for Advanced Technologies/Research Triangle	100%	48,769	250,000	—		70,000	700,000		1,020,000
Alexandria Center® for AgTech, Phase II/Research Triangle	100%	57,394	160,000	—		—	—		160,000
Other value-creation projects	100%	4,185	—	—		—	76,262		76,262
		244,799	1,062,381	—		70,000	776,262		1,908,643
Other value-creation projects	100%	4,857	—	—		—	322,200		322,200
Total pipeline as of December 31, 2020		$3,814,447	3,289,093	4,931,216		3,521,115	9,208,795		20,950,219	(3)

Key subsequent and pending acquisitions
Alexandria Center® for Life Science – Fenway/Fenway			510,116	—		305,000	—		815,116
840 Winter Street/Route 128			130,000	—		—	—		130,000
Mercer Mega Block/Lake Union			—	800,000		—	—		800,000

			3,929,209	5,731,216		3,826,115	9,208,795		22,695,335

(1)We expect to commence vertical construction or redevelopment of all or a portion of this project during 2021.
(2)Represents total square footage upon completion of development or redevelopment of a new Class A property. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities, for which we have the intent to demolish or redevelop the existing property upon expiration of the existing in-place leases and commencement of future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(3)Total square footage includes 3,111,997 RSF of buildings currently in operation that will be redeveloped or replaced with new development RSF upon commencement of future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.

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Construction Spending
December 31, 2020
(In thousands)

Year Ended
Construction Spending	December 31, 2020
Additions to real estate – consolidated projects	$1,445,171
Investments in unconsolidated real estate joint ventures	3,444
Contributions from noncontrolling interests	(22,045)
Construction spending (cash basis)	1,426,570
Change in accrued construction	29,819
Construction spending	$1,456,389

Year Ending
Projected Construction Spending	December 31, 2021
Development, redevelopment, and pre-construction projects	$1,625,000
Contributions from noncontrolling interests (consolidated real estate joint ventures)	(100,000)
Revenue-enhancing and repositioning capital expenditures	150,000
Non-revenue-enhancing capital expenditures	65,000
Guidance midpoint	$1,740,000

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Joint Venture Financial Information
December 31, 2020

Consolidated Real Estate Joint Ventures
Property	Market	Submarket	Noncontrolling Interest Share(1)	Operating RSF at 100%
225 Binney Street	Greater Boston	Cambridge/Inner Suburbs	70.0%	305,212
75/125 Binney Street	Greater Boston	Cambridge/Inner Suburbs	60.0%	388,270
57 Coolidge Avenue	Greater Boston	Cambridge/Inner Suburbs	25.0%	— (2)
409 and 499 Illinois Street	San Francisco	Mission Bay	40.0%	455,069
1500 Owens Street	San Francisco	Mission Bay	49.9%	158,267
Alexandria Technology Center® – Gateway(3)	San Francisco	South San Francisco	54.9%	1,089,265
500 Forbes Boulevard	San Francisco	South San Francisco	90.0%	155,685
Alexandria Point(4)	San Diego	University Town Center	45.0%	1,337,916
5200 Illumina Way	San Diego	University Town Center	49.0%	792,687
9625 Towne Centre Drive	San Diego	University Town Center	49.9%	163,648
SD Tech by Alexandria(5)	San Diego	Sorrento Mesa	50.0%	677,597
The Eastlake Life Science Campus by Alexandria(6)	Seattle	Lake Union	70.0%	321,218

Unconsolidated Real Estate Joint Ventures
Property	Market	Submarket	Our Ownership Share(7)	Operating RSF at 100%
1655 and 1725 Third Street	San Francisco	Mission Bay	10.0%	586,208
Menlo Gateway	San Francisco	Greater Stanford	49.0%	772,983
704 Quince Orchard Road	Maryland	Gaithersburg	56.8% (8)	80,032

(1)In addition to the consolidated real estate joint ventures listed, various partners hold insignificant noncontrolling interests in five other joint ventures in North America.
(2)We expect to commence vertical construction of 275,000 RSF during 2021.
(3)Excludes 600, 630, 650, 901, and 951 Gateway Boulevard in our South San Francisco submarket. Noncontrolling interest share is anticipated to be 49% as we make further contributions over time.
(4)Excludes 9880 Campus Point Drive in our University Town Center submarket.
(5)Excludes 5505 Morehouse Drive and 10121 and 10151 Barnes Canyon Road in our Sorrento Mesa submarket.
(6)Excludes 1165, 1616, and 1551 Eastlake Avenue East, 188 East Blaine Street, and 1600 Fairview Avenue East in our Lake Union submarket.
(7)In addition to the unconsolidated real estate joint ventures listed, we hold an interest in two other insignificant unconsolidated real estate joint ventures in North America.
(8)Represents our ownership interest; our voting interest is limited to 50%.

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Joint Venture Financial Information (continued)
December 31, 2020
(Dollars in thousands)

	As of December 31, 2020
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Investments in real estate	$1,568,665	$457,672
Cash, cash equivalents, and restricted cash	49,633	32,981
Other assets	179,699	59,342
Secured notes payable (refer to page 53)	—	(210,201)
Other liabilities	(79,931)	(7,445)
Redeemable noncontrolling interests	(11,342)	—
	$1,706,724	$332,349

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	December 31, 2020		December 31, 2020
	Three Months Ended	Year Ended	Three Months Ended	Year Ended
Total revenues	$42,203	$160,676	$10,474	$41,638
Rental operations	(11,622)	(42,930)	(1,679)	(5,932)
	30,581	117,746	8,795	35,706
General and administrative	(120)	(504)	(29)	(217)
Interest	—	—	(2,197)	(8,284)
Depreciation and amortization	(15,032)	(61,933)	(2,976)	(11,413)
Impairment of real estate	—	—	—	(7,644)
Fixed returns allocated to redeemable noncontrolling interests(1)	220	903	—	—
	$15,649	$56,212	$3,593	$8,148

Straight-line rent and below-market lease revenue	$1,055	$5,341	$3,946	$21,210
Funds from operations(2)	$30,681	$118,145	$6,569	$27,205

(1)Represents an allocation of joint venture earnings to redeemable noncontrolling interests primarily in one property in our South San Francisco submarket. These redeemable noncontrolling interests earn a fixed return on their investment rather than participate in the operating results of the property.
(2)Refer to “Funds from operations and funds from operations per share” in our Earnings Press Release and “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in “Definitions and reconciliations” of this Supplemental Information for the definition and reconciliation from the most directly comparable financial measure presented in accordance with GAAP.

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Investments
December 31, 2020
(Dollars in thousands)

We present our equity investments at fair value whenever fair value or net asset value (“NAV”) is readily available. Adjustments for our limited partnership investments represent changes in reported NAV as a practical expedient to estimate fair value. For investments without readily available fair values, we adjust the carrying amount whenever such investments have an observable price change, and further adjustments are not made until another price change, if any, is observed. Refer to “Investments” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

	December 31, 2020
	Three Months Ended	Year Ended		Year Ended December 31, 2019
Realized gains	$21,599	$47,288	(1)	$33,158	(2)
Unrealized gains	233,538	374,033		161,489
Investment income	$255,137	$421,321		$194,647

Investments	Cost		Unrealized Gains		Carrying Amount
Fair value:
Publicly traded companies	$208,754		$351,076	(3)	$559,830
Entities that report NAV	334,341		327,741		662,082

Entities that do not report NAV:
Entities with observable price changes	47,545		96,859		144,404
Entities without observable price changes	244,798		—		244,798
December 31, 2020	$835,438	(4)	$775,676		$1,611,114

September 30, 2020	$788,807		$542,138		$1,330,945

(1)Includes impairments related to investments in privately held entities that do not report NAV of $24.5 million for the year ended December 31, 2020.
(2)Includes impairments related to investments in privately held entities that do not report NAV of $17.1 million for the year ended December 31, 2019.
(3)Includes gross unrealized gains and losses of $366.9 million and $15.8 million, respectively, as of December 31, 2020.
(4)Represents 3.2% of total gross assets as of December 31, 2020.

Public/Private Mix (Cost)

Tenant/Non-Tenant Mix (Cost)

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Key Credit Metrics
December 31, 2020

Liquidity		Minimal Outstanding Borrowings and Significant Availability on Unsecured Senior Line of Credit
		(in millions)
$4.1B

$2,200
$3,000
$3,000
$384
$100
<$200
SIGNIFICANT AVAILABILITY
MINIMAL OUTSTANDING
12/31/19
12/31/20
12/31/21 Goal
Remaining amounts available for borrowing under our unsecured senior line of credit
Outstanding balance under our unsecured senior line of credit and/or commercial paper program

(in millions)
Availability under our unsecured senior line of credit, net of amounts outstanding under our commercial paper program	$2,900
Outstanding forward equity sales agreements(1)	56
Cash, cash equivalents, and restricted cash	598
Investments in publicly traded companies	560
Liquidity as of December 31, 2020	$4,114

Net Debt and Preferred Stock to Adjusted EBITDA(2)		Fixed-Charge Coverage Ratio(2)

(1)Represents expected net proceeds from the future settlement of the remaining 362 thousand shares outstanding under our forward equity sales agreements as of December 31, 2020. Excludes forward equity sales agreements aggregating $1.1 billion entered into in January 2021.
(2)Quarter annualized.

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Summary of Debt
December 31, 2020
(in millions)

Weighted-Average Remaining Term of 10.6 Years

(1)Refer to footnote 3 on the next page under “Fixed-rate and variable-rate debt” for additional details.

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Summary of Debt (continued)
December 31, 2020
(Dollars in thousands)

Fixed-rate and variable-rate debt	Fixed-Rate Debt	Variable-Rate Debt	Total	Percentage	Weighted-Average
					Interest Rate(1)	Remaining Term (in years)

Secured notes payable	$230,925	$—	$230,925	3.1%	3.53%	3.4
Unsecured senior notes payable	7,232,370	—	7,232,370	95.6	3.81	10.9
Unsecured senior line of credit	—	—	—	—	N/A	5.0
Commercial paper program	—	99,991	99,991	1.3	0.29	(2)
Total/weighted average	$7,463,295	$99,991	$7,563,286	100.0%	3.76%	10.6	(2)
Percentage of total debt	99%	1%	100%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to the amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)The commercial paper notes bear interest at short-term fixed rates and can generally be issued with a maturity of 30 days or less and with a maximum maturity of 397 days from the date of issuance. Borrowings under the program are used to fund short-term capital needs and are backed by our unsecured senior line of credit. The commercial paper outstanding as of December 31, 2020, matured on January 13, 2021. In the event we are unable to issue commercial paper notes or refinance outstanding borrowings under terms equal to or more favorable than those under our unsecured senior line of credit, we expect to borrow under the unsecured senior line of credit at L+0.825%. As such, we calculate the weighted-average remaining term of our commercial paper using the maturity date of our unsecured senior line of credit. Using the maturity date of our outstanding commercial paper, the consolidated weighted-average maturity of our debt remains at 10.6 years. The commercial paper notes sold during the three months ended December 31, 2020, were issued at a weighted-average yield to maturity of 0.26% and had a weighted-average maturity term of 12 days.

Debt covenants	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit
Debt Covenant Ratios(1)	Requirement	December 31, 2020	Requirement	December 31, 2020
Total Debt to Total Assets	≤ 60%	31%	≤ 60.0%	27.5%
Secured Debt to Total Assets	≤ 40%	1%	≤ 45.0%	0.8%
Consolidated EBITDA to Interest Expense	≥ 1.5x	8.6x	≥ 1.50x	3.91x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	305%	N/A	N/A
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.75x	6.64x

(1)All covenant ratio titles utilize terms as defined in the respective debt and credit agreements. The calculation of consolidated EBITDA is based on the definitions contained in our loan agreements and is not directly comparable to the computation of EBITDA as described in Exchange Act Release No. 47226.

Unconsolidated real estate joint ventures’ debt
Unconsolidated Joint Venture	Our Share	Maturity Date	Stated Rate	Interest Rate(1)		Debt Balance at 100%(2)
704 Quince Orchard Road	56.8%	3/16/23	L+1.95%	3.22%	(3)	$12,660
1655 and 1725 Third Street	10.0%	3/10/25	4.50%	4.57%		598,232
Menlo Gateway, Phase II	49.0%	5/1/35	4.53%	4.59%		155,942
Menlo Gateway, Phase I	49.0%	8/10/35	4.15%	4.18%		139,558
						$906,392

(1)Includes interest expense and amortization of loan fees.
(2)Represents outstanding principal, net of unamortized deferred financing costs, as of December 31, 2020.
(3)Includes a 1.00% LIBOR floor on the interest rate.

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Summary of Debt (continued)
December 31, 2020
(Dollars in thousands)

Debt	Stated Rate		Interest Rate(1)		Maturity Date(2)	Principal Payments Remaining for the Periods Ending December 31,								Principal	Unamortized (Deferred Financing Cost), (Discount)/Premium	Total
						2021		2022	2023	2024	2025	Thereafter
Secured notes payable
Greater Boston	4.82%		3.40%		2/6/24	$3,394		$3,564	$3,742	$183,527	$—	$—		$194,227	$8,344	$202,571
San Francisco	4.14%		4.42		7/1/26	—		—	—	—	—	28,200		28,200	(549)	27,651
San Francisco	6.50%		6.50		7/1/36	26		28	30	32	34	553		703	—	703
Secured debt weighted-average interest rate/subtotal	4.74%		3.53			3,420		3,592	3,772	183,559	34	28,753		223,130	7,795	230,925

Commercial paper program(3)	0.27%	(3)	0.29	(3)	(3)	—	(3)	—	—	—	—	100,000	(3)	100,000	(9)	99,991
Unsecured senior line of credit	L+0.825%		N/A		1/6/26	—		—	—	—	—	—		—	—	—
Unsecured senior notes payable – green bond	4.00%		4.03		1/15/24	—		—	—	650,000	—	—		650,000	(356)	649,644
Unsecured senior notes payable	3.45%		3.62		4/30/25	—		—	—	—	600,000	—		600,000	(3,804)	596,196
Unsecured senior notes payable	4.30%		4.50		1/15/26	—		—	—	—	—	300,000		300,000	(2,465)	297,535
Unsecured senior notes payable – green bond	3.80%		3.96		4/15/26	—		—	—	—	—	350,000		350,000	(2,599)	347,401
Unsecured senior notes payable	3.95%		4.13		1/15/27	—		—	—	—	—	350,000		350,000	(3,062)	346,938
Unsecured senior notes payable	3.95%		4.07		1/15/28	—		—	—	—	—	425,000		425,000	(2,986)	422,014
Unsecured senior notes payable	4.50%		4.60		7/30/29	—		—	—	—	—	300,000		300,000	(1,908)	298,092
Unsecured senior notes payable	2.75%		2.87		12/15/29	—		—	—	—	—	400,000		400,000	(3,688)	396,312
Unsecured senior notes payable	4.70%		4.81		7/1/30	—		—	—	—	—	450,000		450,000	(3,535)	446,465
Unsecured senior notes payable	4.90%		5.05		12/15/30	—		—	—	—	—	700,000		700,000	(7,843)	692,157
Unsecured senior notes payable	3.375%		3.48		8/15/31	—		—	—	—	—	750,000		750,000	(6,897)	743,103
Unsecured senior notes payable	1.875%		1.97		2/1/33	—		—	—	—	—	1,000,000		1,000,000	(10,559)	989,441
Unsecured senior notes payable	4.85%		4.93		4/15/49	—		—	—	—	—	300,000		300,000	(3,332)	296,668
Unsecured senior notes payable	4.00%		3.91		2/1/50	—		—	—	—	—	700,000		700,000	10,404	710,404
Unsecured debt weighted average/subtotal			3.76			—		—	—	650,000	600,000	6,125,000		7,375,000	(42,639)	7,332,361
Weighted-average interest rate/total			3.76%			$3,420		$3,592	$3,772	$833,559	$600,034	$6,153,753		$7,598,130	$(34,844)	$7,563,286

Balloon payments						$—		$—	$—	$833,221	$600,000	$6,153,200		$7,586,421	$—	$7,586,421
Principal amortization						3,420		3,592	3,772	338	34	553		11,709	(34,844)	(23,135)
Total debt						$3,420		$3,592	$3,772	$833,559	$600,034	$6,153,753		$7,598,130	$(34,844)	$7,563,286

Fixed-rate/hedged variable-rate debt						$3,420		$3,592	$3,772	$833,559	$600,034	$6,053,753		$7,498,130	$(34,835)	$7,463,295
Unhedged variable-rate debt						—		—	—	—	—	100,000		100,000	(9)	99,991
Total debt						$3,420		$3,592	$3,772	$833,559	$600,034	$6,153,753		$7,598,130	$(34,844)	$7,563,286

Weighted-average stated rate on maturing debt						N/A		N/A	N/A	4.19%	3.45%	3.65%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)Reflects any extension options that we control.
(3)Refer to footnote 2 on the prior page under “Fixed-rate and variable-rate debt.”

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Definitions and Reconciliations
December 31, 2020

This section contains additional details for sections throughout this Supplemental Information and the accompanying Earnings Press Release, as well as explanations and reconciliations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margin

The following table reconciles net income (loss) and revenues, the most directly comparable financial measures calculated and presented in accordance with GAAP, to Adjusted EBITDA and revenues, as adjusted, respectively:

	Three Months Ended
(Dollars in thousands)	12/31/20	9/30/20		6/30/20	3/31/20	12/31/19
Net income	$457,133	$95,799		$243,561	$30,678	$216,053
Interest expense	37,538	43,318		45,014	45,739	45,493
Income taxes	2,053	2,430		1,406	1,341	1,269
Depreciation and amortization	177,750	176,831		168,027	175,496	140,518
Stock compensation expense	11,394	12,994	(1)	9,185	9,929	10,239
Loss on early extinguishment of debt	7,898	52,770		—	—	—
Gain on sales of real estate	(152,503)	(1,586)		—	—	(474)
Unrealized (gains) losses on non-real estate investments	(233,538)	14,013		(171,652)	17,144	(148,268)
Impairment of real estate	25,177	7,680		13,218	9,647	12,334
Impairment of non-real estate investments	—	—		4,702	19,780	9,991
Termination fee	—	(86,179)		—	—	—
Adjusted EBITDA	$332,902	$318,070		$313,461	$309,754	$287,155

Revenues	$463,720	$545,042		$436,956	$439,919	$408,114
Non-real estate investments – realized gains (losses)	21,599	17,361		13,005	(4,677)	4,399
Impairment of non-real estate investments	—	—		4,702	19,780	9,991
Termination fee	—	(86,179)		—	—	—
Revenues, as adjusted	$485,319	$476,224		$454,663	$455,022	$422,504

Adjusted EBITDA margin	69%	67%		69%	68%	68%
(1)Includes the acceleration of stock compensation expense aggregating $4.5 million related to the resignation of an executive officer.

We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, impairments of real estate, and significant termination fees. Adjusted EBITDA also excludes unrealized gains or losses and significant realized gains and impairments that result from our non-real estate investments. These non-real estate investment amounts are classified in our consolidated statements of operations outside of revenues.

We believe Adjusted EBITDA provides investors with relevant and useful information as it allows investors to evaluate the operating performance of our business activities without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments, our capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. For example, we exclude gains or losses on the early extinguishment of debt to allow investors to measure our performance independent of our indebtedness and capital structure. We believe that adjusting for the effects of impairments and gains or losses on sales of real estate, significant impairments and gains on the sale of non-real estate investments, and significant termination fees allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments or other corporate activities that may not be representative of the operating performance of our properties.

In addition, we believe that excluding charges related to stock compensation and unrealized gains or losses facilitates for investors a comparison of our business activities across periods without the volatility resulting from market forces outside of our control. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical expenditures or future requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income (loss) or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.

In order to calculate Adjusted EBITDA margin, we also make comparable adjustments to our revenues. We adjust our total revenues by realized gains, losses, and impairments related to our non-real estate investments and significant termination fees to arrive at revenues, as adjusted. Our calculation of Adjusted EBITDA margin divides Adjusted EBITDA by our revenues, as adjusted. We believe that consistent application of these comparable adjustments to both components of Adjusted EBITDA margin provides a more useful calculation for the comparison across periods.

Annual rental revenue

Annual rental revenue represents the annualized fixed base rental obligations, calculated in accordance with GAAP, for leases in effect as of the end of the period, related to our operating RSF. Annual rental revenue is presented using 100% of the annual rental revenue of our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of 100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of December 31, 2020, approximately 94% of our leases (on an RSF basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses, along with base rent, are classified in income from rentals in our consolidated statements of operations.

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts). Refer to the definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.

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Definitions and Reconciliations (continued)
December 31, 2020

Class A properties and AAA locations

Class A properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Class A properties generally command higher annual rental rates than other classes of similar properties.

AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Such locations are generally characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space.

Development, redevelopment, and pre-construction

A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A properties, and property enhancements identified during the underwriting of certain acquired properties, located in collaborative life science, technology, and agtech campuses in AAA urban innovation clusters. These projects are generally focused on providing high-quality, generic, and reusable spaces that meet the real estate requirements of, and are reusable by, a wide range of tenants. Upon completion, each value-creation project is expected to generate a significant increase in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.

Development projects generally consist of the ground-up development of generic and reusable facilities. Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into office/laboratory, tech office, or agtech space. We generally will not commence new development projects for aboveground construction of new Class A office/laboratory, tech office, and agtech space without first securing significant pre-leasing for such space, except when there is solid market demand for high-quality Class A properties.

Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows.

Development, redevelopment, and pre-construction spending also includes the following costs: (i) certain tenant improvements and renovations that will be reimbursed, (ii) amounts to bring certain acquired properties up to market standard and/or other costs identified during the acquisition process (generally within two years of acquisition), and (iii) permanent conversion of space for highly flexible, move-in-ready office/laboratory space to foster the growth of promising early- and growth-stage life science companies.

Revenue-enhancing and repositioning capital expenditures represent spending to reposition or significantly change the use of a property, including through improvement in the asset quality from Class B to Class A.

Non-revenue-enhancing capital expenditures represent costs required to maintain the current revenues of a stabilized property, including the associated costs for renewed and re-leased space.

Dividend payout ratio (common stock)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Fixed-charge coverage ratio

Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to fixed charges. We believe this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts).

The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and fixed charges:

	Three Months Ended
(Dollars in thousands)	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19
Adjusted EBITDA	$332,902	$318,070	$313,461	$309,754	$287,155

Interest expense	$37,538	$43,318	$45,014	$45,739	$45,493
Capitalized interest	37,589	32,556	30,793	24,680	23,822
Amortization of loan fees	(2,905)	(2,605)	(2,737)	(2,247)	(2,241)
Amortization of debt premiums	869	910	888	888	907
Cash interest and fixed charges	73,091	74,179	73,958	69,060	67,981

Fixed-charge coverage ratio:
– quarter annualized	4.6x	4.3x	4.2x	4.5x	4.2x
– trailing 12 months	4.4x	4.3x	4.2x	4.2x	4.2x

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Definitions and Reconciliations (continued)
December 31, 2020

Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders

GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate acquisition and disposition decisions, financing decisions, capital structure, capital market transactions, variances resulting from the volatility of market conditions outside of our control, or other corporate activities that may not be representative of the operating performance of our properties.

On January 1, 2019, we adopted standards established by the Nareit Board of Governors in its November 2018 White Paper (the “Nareit White Paper”) on a prospective basis. The Nareit White Paper defines funds from operations as net income (computed in accordance with GAAP), excluding gains or losses on sales of real estate, and impairments of real estate, plus depreciation and amortization of operating real estate assets, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.

We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper, excluding significant gains, losses, and impairments realized on non-real estate investments, unrealized gains or losses on non-real estate investments, gains or losses on early extinguishment of debt, gains or losses on early termination of interest rate hedge agreements, significant termination fees, acceleration of stock compensation expense due to the resignation of an executive officer, preferred stock redemption charges, deal costs, the income tax effect related to such items, and the amount of such items that is allocable to our unvested restricted stock awards. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

The following table reconciles net income to funds from operations for the share of consolidated real estate joint ventures attributable to noncontrolling interests and our share of unconsolidated real estate joint ventures:

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	December 31, 2020		December 31, 2020
(in thousands)	Three Months Ended	Year Ended	Three Months Ended	Year Ended
Net income	$15,649	$56,212	$3,593	$8,148
Depreciation and amortization	15,032	61,933	2,976	11,413
Impairment of real estate	—	—	—	7,644
Funds from operations	$30,681	$118,145	$6,569	$27,205
Initial stabilized yield (unlevered)
Initial stabilized yield is calculated as the estimated amounts of net operating income at stabilization divided by our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our value-creation projects are generally expected to increase over time due to contractual annual rent escalations. Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.
•Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.
•Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.

Investment-grade or publicly traded large cap tenants

Investment-grade or publicly traded large cap tenants represent tenants that are investment-grade rated or publicly traded companies with an average daily market capitalization greater than $10 billion for the twelve months ended December 31, 2020, as reported by Bloomberg Professional Services. In addition, we monitor the credit quality and related material changes of our tenants. Material changes that cause a tenant’s market capitalization to decline below $10 billion, which are not immediately reflected in the twelve-month average, may result in their exclusion from this measure.

Investments

We hold investments in publicly traded companies and privately held entities primarily involved in the life science, technology, and agtech industries. We recognize, measure, present, and disclose these investments as follows:

Statements of Operations
	Balance Sheet	Gains and Losses
	Carrying Amount	Unrealized	Realized

Difference between proceeds received upon disposition and historical cost
Publicly traded companies	Fair value	Changes in fair value
Privately held entities without readily determinable fair values that:
Report NAV	Fair value, using NAV as a practical expedient	Changes in NAV, as a practical expedient to fair value

Do not report NAV	Cost, adjusted for observable price changes and impairments	Observable price changes	Impairments to reduce costs to fair value, which result in an adjusted cost basis and the differences between proceeds received upon disposition and adjusted or historical cost

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Definitions and Reconciliations (continued)
December 31, 2020

For investments in privately held entities that do not report NAV per share, an observable price is a price observed in an orderly transaction for an identical or similar investment of the same issuer. Observable price changes result from, among other things, equity transactions for the same issuer executed during the reporting period, including subsequent equity offerings or other reported equity transactions related to the same issuer. For these transactions to be considered observable price changes of the same issuer, we evaluate whether these transactions have similar rights and obligations, including voting rights, distribution preferences, conversion rights, and other factors, to the investments we hold.

Investments in real estate

The following table reconciles our investments in real estate as of December 31, 2020:

(In thousands)	Investments in Real Estate
Gross investments in real estate	$21,238,355
Less: accumulated depreciation	(3,178,024)
Net investments in real estate – North America	18,060,331
Net investments in real estate – Asia	32,041
Investments in real estate	$18,092,372

Space Intentionally Blank

The square footage presented in the table below includes RSF of buildings in operation as of December 31, 2020, primarily representing lease expirations at recently acquired properties that also have inherent future development or redevelopment opportunities, for which we have the intent to demolish or redevelop the existing property upon expiration of the existing in-place leases and commencement of future construction:

	Dev/ Redev	RSF lease expirations going into development and redevelopment
Property/Submarket		2021	2022	Thereafter		Total
Near-term projects:
The Arsenal on the Charles/Cambridge/ Inner Suburbs	Redev	64,056	—	—		64,056
50 and 60 Sylvan Road/Route 128	Redev	202,428	—	—		202,428
651 Gateway Boulevard/South San Francisco	Redev	—	197,787	102,223	(1)	300,010
Other/Seattle	Redev	—	51,255	—		51,255
		266,484	249,042	102,223		617,749
Intermediate-term projects:
3825 Fabian Way/Greater Stanford	Redev	—	250,000	—		250,000
3450 and 3460 Hillview Avenue/Greater Stanford	Redev	—	42,340	34,611		76,951
987 and 1075 Commercial Street/Greater Stanford	Dev	26,738	—	—		26,738
10931 and 10933 North Torrey Pines Road/ Torrey Pines	Dev	—	92,450	—		92,450
10260 Campus Point Drive/University Town Center	Dev	—	—	109,164		109,164
9363 and 9393 Towne Centre Drive/ University Town Center	Dev	—	—	87,252		87,252
4555 Executive Drive/University Town Center	Dev	41,475	—	—		41,475
		68,213	384,790	231,027		684,030
Future projects:
380 and 420 E Street/Seaport Innovation District	Dev	—	—	195,506		195,506
40 Sylvan Road/Route 128	Redev	—	—	312,845		312,845
3875 Fabian Way/Greater Stanford	Redev	—	—	228,000		228,000
960 Industrial Road/Greater Stanford	Dev	—	—	110,000		110,000
219 East 42nd Street/New York City	Dev	—	—	349,947		349,947
11255 and 11355 North Torrey Pines Road/ Torrey Pines	Dev	—	139,135	—		139,135
4161 Campus Point Court/University Town Center	Dev	—	—	159,884		159,884
6450 Sequence Drive/Sorrento Mesa	Redev	—	—	202,915		202,915
4045 and 4075 Sorrento Valley Boulevard/ Sorrento Valley	Dev	—	—	50,926		50,926
601 Dexter Avenue North/Lake Union	Dev	—	—	18,680		18,680
830 4th Avenue South/SoDo	Dev	—	—	42,380		42,380
		—	139,135	1,671,083		1,810,218
		334,697	772,967	2,004,333		3,111,997

(1)     Represents vacant square footage as of December 31, 2020.

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Definitions and Reconciliations (continued)
December 31, 2020

Joint venture financial information

We present components of balance sheet and operating results information related to our real estate joint ventures, which are not presented, or intended to be presented, in accordance with GAAP. We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, which are controlled by us through contractual rights or majority voting rights, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control and do not consolidate, and are instead controlled jointly or by our joint venture partners through contractual rights or majority voting rights, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.

The components of balance sheet and operating results information related to our real estate joint ventures do not represent our legal claim to those items. For each entity that we do not wholly own, the joint venture agreement generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.

We believe this information can help investors estimate the balance sheet and operating results information related to our partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of the joint venture assets, liabilities, revenues, and expenses included in our consolidated results.

The components of balance sheet and operating results information related to our real estate joint ventures are limited as an analytical tool as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate for investors a clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of operations and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are prepared in accordance with GAAP.

Key items included in net income attributable to Alexandria’s common stockholders

We present a tabular comparison of items, whether gain or loss, that may facilitate a high-level understanding of our results and provide context for the disclosures included in this Supplemental Information, our most recent annual report on Form 10-K, and our subsequent quarterly reports on Form 10-Q. We believe such tabular presentation promotes a better understanding for investors of the corporate-level decisions made and activities performed that significantly affect comparison of our operating results from period to period. We also believe this tabular presentation will supplement for investors an understanding of our disclosures and real estate operating results. Gains or losses on sales of real estate and impairments of held for sale assets are related to corporate-level decisions to dispose of real estate. Gains or losses on early extinguishment of debt, gains or losses on early termination of interest rate hedge agreements, and preferred stock redemption charges are related to corporate-level financing decisions focused on our capital structure strategy. Significant realized and unrealized gains or losses on non-real estate investments and impairments of real estate and non-real estate investments are not related to the operating performance of our real estate assets as they result from strategic, corporate-level non-real estate investment decisions and external market conditions. Impairments of non-real estate investments are not related to the operating performance of our real estate as they represent the write-down of non-real estate investments when their fair values decline below their respective carrying values due to changes in general market or other conditions outside of our control. Significant items, whether a gain or loss, included in the tabular disclosure for current periods are described in further detail in this Supplemental Information and accompanying Earnings Press Release.

Lease accounting

On January 1, 2019, we adopted new lease accounting standards that set out the principles for the recognition, measurement, presentation, and disclosure of leases for both parties to a lease agreement (i.e., lessees and lessors). The new lease accounting standards did not result in material changes in neither the amount nor the timing of lease-related revenues that we recognized from our tenants. However, the new standards affected our financial statement presentation primarily in three specific areas.

Key differences between the prior accounting standard and the new lease accounting standards:

Prior to January 1, 2019, we classified rental revenues and tenant recoveries as separate line items on our consolidated statements of operations. Effective January 1, 2019, based on our election of a practical expedient, we are required to disclose the combined components of rental revenues and tenant recoveries as a single lease component, which is classified on our consolidated statements of operations as income from rentals. As a result, we do not disclose tenant recoveries as a separate GAAP revenue measure. Refer to the definition of tenant recoveries below for additional details on tenant recoveries revenue and its usefulness to investors.

The new lease accounting standard requires that lessors and lessees capitalize, as initial direct costs, only incremental costs of a lease that would not have been incurred if the lease had not been obtained. Effective January 1, 2019, costs that we incur to negotiate or arrange a lease, regardless of its outcome, such as for fixed employee compensation, tax, or legal advice to negotiate lease terms, and other costs, are expensed as incurred.

Under the package of practical expedients and optional transition method that we elected on January 1, 2019, we are not required to reassess whether initial direct leasing costs capitalized prior to the adoption of the new lease accounting standard in connection with the leases that commenced prior to January 1, 2019, qualify for capitalization under the new lease accounting standard. Therefore, we continue to amortize these initial direct leasing costs over the respective lease term.

In addition, the new lease accounting standards require companies to recognize a lease liability and a corresponding right-of-use asset on the consolidated balance sheets, and to represent the net present value of future rental payments related to operating leases in which we are the lessee. As a result, on January 1, 2019, we recognized a lease liability classified in accounts payable, accrued expenses, and other liabilities on our consolidated balance sheets, and a corresponding right-of-use asset included in other assets on our consolidated balance sheets, related to our ground leases existing as of January 1, 2019, for which we are the lessee. The net present value of the remaining future rental payments of our ground leases was calculated for each operating lease using the respective remaining lease term and a corresponding estimated incremental borrowing rate, which is the estimated interest rate that we would have to pay to borrow on a collateralized basis over a similar term for an amount equal to the lease payments.

Net cash provided by operating activities after dividends

Net cash provided by operating activities after dividends includes the deduction for distributions to noncontrolling interests. For purposes of this calculation, changes in operating assets and liabilities are excluded as they represent timing differences.

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Definitions and Reconciliations (continued)
December 31, 2020

Net debt and preferred stock to Adjusted EBITDA

Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure in evaluating our balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash, plus preferred stock outstanding as of the end of the period. Refer to the definition of Adjusted EBITDA and Adjusted EBITDA margin for further information on the calculation of Adjusted EBITDA.

The following table reconciles debt to net debt and preferred stock and computes the ratio to Adjusted EBITDA:

(Dollars in thousands)	12/31/20		9/30/20		6/30/20		3/31/20		12/31/19
Secured notes payable	$230,925		$342,363		$344,784		$347,136		$349,352
Unsecured senior notes payable	7,232,370		7,230,819		6,738,486		6,736,999		6,044,127
Unsecured senior line of credit and commercial paper	99,991		249,989		440,000		221,000		384,000
Unamortized deferred financing costs	56,312		58,284		52,175		53,807		47,299
Cash and cash equivalents	(568,532)		(446,255)		(206,860)		(445,255)		(189,681)
Restricted cash	(29,173)		(38,788)		(34,680)		(43,116)		(53,008)
Preferred stock	—		—		—		—		—
Net debt and preferred stock	$7,021,893		$7,396,412		$7,333,905		$6,870,571		$6,582,089

Adjusted EBITDA:
– quarter annualized	$1,331,608		$1,272,280		$1,253,844		$1,239,016		$1,148,620
– trailing 12 months	$1,274,187		$1,228,440		$1,185,347		$1,137,650		$1,085,382

Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	5.3	x	5.8	x	5.8	x	5.5	x	5.7	x
– trailing 12 months	5.5	x	6.0	x	6.2	x	6.0	x	6.1	x

Space Intentionally Blank
Net operating income, net operating income (cash basis), and operating margin

The following table reconciles net income to net operating income, and to net operating income (cash basis):

	Three Months Ended		Year Ended
(Dollars in thousands)	12/31/20	12/31/19	12/31/20	12/31/19
Net income	$457,133	$216,053	$827,171	$404,047

Equity in earnings of unconsolidated real estate joint ventures	(3,593)	(4,777)	(8,148)	(10,136)
General and administrative expenses	32,690	29,782	133,341	108,823
Interest expense	37,538	45,493	171,609	173,675
Depreciation and amortization	177,750	140,518	698,104	544,612
Impairment of real estate	25,177	12,334	48,078	12,334
Loss on early extinguishment of debt	7,898	—	60,668	47,570
Gain on sales of real estate	(152,503)	(474)	(154,089)	(474)
Investment income	(255,137)	(152,667)	(421,321)	(194,647)
Net operating income	326,953	286,262	1,355,413	1,085,804
Straight-line rent revenue	(23,890)	(24,400)	(96,676)	(104,235)
Amortization of acquired below-market leases	(13,514)	(8,837)	(57,244)	(29,813)
Net operating income (cash basis)	$289,549	$253,025	$1,201,493	$951,756

Net operating income (cash basis) – annualized	$1,158,196	$1,012,100	$1,201,493	$951,756

Net operating income (from above)	$326,953	$286,262	$1,355,413	$1,085,804
Total revenues	$463,720	$408,114	$1,885,637	$1,531,296
Operating margin	71%	70%	72%	71%

Net operating income is a non-GAAP financial measure calculated as net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairments of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and investment income or loss. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for investors to evaluate the operating performance of our consolidated real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease revenue adjustments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent revenue and the amortization of acquired above- and below-market leases.

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Definitions and Reconciliations (continued)
December 31, 2020

Furthermore, we believe net operating income is useful to investors as a performance measure for our consolidated properties because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income or loss. Net operating income can be used to measure the initial stabilized yields of our properties by calculating net operating income generated by a property divided by our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions or a deterioration in market conditions. We also exclude realized and unrealized investment income or loss, which results from investment decisions that occur at the corporate level related to non-real estate investments in publicly traded companies and certain privately held entities. Therefore, we do not consider these activities to be an indication of operating performance of our real estate assets at the property level. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt, as these charges often relate to corporate strategy. Property operating expenses included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases; contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management. We calculate operating margin as net operating income divided by total revenues.

We believe that in order to facilitate for investors a clear understanding of our operating results, net operating income should be examined in conjunction with net income or loss as presented in our consolidated statements of operations. Net operating income should not be considered as an alternative to net income or loss as an indication of our performance, nor as an alternative to cash flows as a measure of our liquidity or our ability to make distributions.

Operating statistics

We present certain operating statistics related to our properties, including number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute the number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations at 100% for all properties in which we have an investment, including properties owned by our consolidated and unconsolidated real estate joint ventures. For operating metrics based on annual rental revenue, refer to our discussion of annual rental revenue herein.

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development or redevelopment properties recently placed into service, the consolidated total income from rentals, as well as rental operating expenses in our operating results, can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given quarterly or annual period, we analyze the operating performance for all consolidated properties that were fully operating for the entirety of the comparative periods presented, referred to as same properties. We separately present quarterly and year-to-date same property results to align with the interim financial information required by the SEC in our management’s discussion and analysis of our financial condition and results of operations. These same properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable quarterly or year-to-date period presented, properties that underwent development or redevelopment at any time during the comparative periods, unconsolidated real estate joint ventures, properties classified as held for sale, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, termination fees, if any, are excluded from the results of same properties.

Space Intentionally Blank

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Definitions and Reconciliations (continued)
December 31, 2020

The following table reconciles the number of same properties to total properties for the year ended December 31, 2020:

Development – under construction	Properties	Acquisitions after January 1, 2019	Properties
9804 Medical Center Drive	1	25, 35, and 45 West Watkins Mill
9950 Medical Center Drive	1	Road	3
Alexandria Center® for Life Science – San Carlos		3170 and 3181 Porter Drive	2
	2	Shoreway Science Center	2
3115 Merryfield Row	1	3911, 3931, and 4075 Sorrento
201 Haskins Way	1	Valley Boulevard	3
1165 Eastlake Avenue East	1	5 Necco Street	1
9 Laboratory Drive	1	601 Dexter Avenue North	1
Alexandria Center® for Advanced		4224/4242 Campus Point Court and
Technologies	2	10210 Campus Point Drive	3
	10	3825 and 3875 Fabian Way	2
Development – placed into		SD Tech by Alexandria	10
service after January 1, 2019	Properties	The Arsenal on the Charles	6
399 Binney Street	1	275 Grove Street	1
279 East Grand Avenue	1	601, 611, and 651 Gateway Boulevard	3
188 East Blaine Street	1	3330, 3412, 3450, and 3460
	3	Hillview Avenue	4
Redevelopment – under construction	Properties	9605 Medical Center Drive	1
5505 Morehouse Drive	1	987 and 1075 Commercial Street	2
Alexandria Center® – Long Island City	1	4555 Executive Drive	1
3160 Porter Drive	1	Alexandria Center® for Life
The Arsenal on the Charles	5	Science – Durham	13
700 Quince Orchard Road	1	Reservoir Woods	3
Alexandria Center® for Life		One Upland Road	1
Science – Durham	3	830 4th Avenue South	1
	12	11255 and 11355 North Torrey
Redevelopment – placed into		Pines Road	2
service after January 1, 2019	Properties	6420 and 6450 Sequence Drive	2
Alexandria PARC	4	380 and 420 E Street	2
9877 Waples Street	1	Other	15
681 and 685 Gateway Boulevard	2		84
266 and 275 Second Avenue	2	Unconsolidated real estate JVs	6
5 Laboratory Drive	1	Properties held for sale	4
	10	Total properties excluded from same
		properties	129
		Same properties	209	(1)
		Total properties in North America as of December 31, 2020	338

(1)Includes 9880 Campus Point Drive and 3545 Cray Court. The 9880 Campus Point Drive building was occupied through January 2018 and was placed into service during 3Q20, and 3545 Cray Court is currently undergoing renovations.

Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Tenant recoveries

Tenant recoveries represent revenues comprising reimbursement of real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses and earned in the period during which the applicable expenses are incurred and the tenant’s obligation to reimburse us arises.

We classify rental revenues and tenant recoveries generated through the leasing of real estate assets within revenue in income from rentals in our consolidated statements of operations. We provide investors with a separate presentation of rental revenues and tenant recoveries in “Same Property Performance” of this Supplemental Information because we believe it promotes investors’ understanding of our operating results. We believe that the presentation of tenant recoveries is useful to investors as a supplemental measure of our ability to recover operating expenses under our triple net leases, including recoveries of utilities, repairs and maintenance, insurance, property taxes, common area expenses, and other operating expenses, and of our ability to mitigate the effect to net income for any significant variability to components of our operating expenses.

The following table reconciles income from rentals to tenant recoveries:

	Three Months Ended					Year Ended
(In thousands)	12/31/20	09/30/20	06/30/20	03/31/20	12/31/19	12/31/20	12/31/19
Income from rentals	$461,335	$543,412	$435,856	$437,605	$404,721	$1,878,208	$1,516,864
Rental revenues	(353,950)	(438,393)	(341,555)	(337,942)	(308,418)	(1,471,840)	(1,165,788)
Tenant recoveries	$107,385	$105,019	$94,301	$99,663	$96,303	$406,368	$351,076

Total equity capitalization

Total equity capitalization is equal to the outstanding shares of common stock multiplied by the closing price on the last trading day at the end of each period presented.

Total market capitalization

Total market capitalization is equal to the sum of total equity capitalization and total debt.

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Definitions and Reconciliations (continued)
December 31, 2020

Unencumbered net operating income as a percentage of total net operating income

Unencumbered net operating income as a percentage of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets as it reflects those income and expense items that are incurred at the unencumbered property level. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.

The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19
Unencumbered net operating income	$315,586	$388,575	$296,358	$295,001	$270,903
Encumbered net operating income	11,367	16,024	16,687	15,815	15,359
Total net operating income	$326,953	$404,599	$313,045	$310,816	$286,262
Unencumbered net operating income as a percentage of total net operating income	97%	96%	95%	95%	95%

Weighted-average interest rate for capitalization of interest

The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate based on the rates applicable to borrowings outstanding during the period, including expense/income related to interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization.

The following table presents the weighted-average interest rate for capitalization of interest:

	Three Months Ended
	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19
Weighted-average interest rate for capitalization of interest	3.66%	3.64%	4.03%	3.80%	3.88%

Weighted-average shares of common stock outstanding – diluted

From time to time, we enter into capital market transactions, including forward equity sales agreements (“Forward Agreements”), to fund acquisitions, to fund construction of our highly leased development and redevelopment projects, and for general working capital purposes. We are required to consider the potential dilutive effect of our forward equity sales agreements under the treasury stock method while the forward equity sales agreements are outstanding. As of December 31, 2020, we had Forward Agreements outstanding to sell an aggregate of 362 thousand shares of common stock.

Prior to the conversion of our remaining outstanding shares in October 2019, we considered the effect of assumed conversion of our outstanding 7.00% Series D Convertible Preferred Stock when determining potentially dilutive incremental shares to our common stock. When calculating the assumed conversion, we add back to net income or loss the dividends paid on our Series D Convertible Preferred Stock to the numerator and then include additional common shares assumed to have been issued (as displayed in the table below) to the denominator of the per share calculation. The effect of the assumed conversion is considered separately for our per share calculations of net income or loss; funds from operations, computed in accordance with the definition in the Nareit White Paper; and funds from operations, as adjusted. Prior to the conversion of our remaining outstanding shares in October 2019, our Series D Convertible Preferred Stock was dilutive and assumed to be converted when quarterly and annual basic EPS, funds from operations, or funds from operations, as adjusted, exceeded approximately $1.75 and $7.00 per share, respectively, subject to conversion ratio adjustments and the impact of repurchases of our Series D Convertible Preferred Stock. The effect of the assumed conversion was included when it was dilutive on a per share basis. The dilutive effect to both numerator and denominator may result in a per share effect of less than a half cent, which would appear as zero in our per share calculation, even when the dilutive effect to the numerator alone appears in our reconciliation.

The weighted-average shares of common stock outstanding used in calculating EPS – diluted, FFO per share – diluted, and FFO per share – diluted, as adjusted, during each period are calculated as follows:

	Three Months Ended					Year Ended
(In thousands)	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19	12/31/20	12/31/19

Basic shares for EPS	133,688	124,901	124,333	121,433	114,175	126,106	112,204
Forward Agreements	139	927	115	352	761	384	320
Series D Convertible Preferred Stock	—	—	—	—	38	—	—
Diluted shares for EPS	133,827	125,828	124,448	121,785	114,974	126,490	112,524

Basic shares for EPS	133,688	124,901	124,333	121,433	114,175	126,106	112,204
Forward Agreements	139	927	115	352	761	384	320
Series D Convertible Preferred Stock	—	—	—	—	38	—	442
Diluted shares for FFO	133,827	125,828	124,448	121,785	114,974	126,490	112,966

Basic shares for EPS	133,688	124,901	124,333	121,433	114,175	126,106	112,204
Forward Agreements	139	927	115	352	761	384	320
Series D Convertible Preferred Stock	—	—	—	—	38	—	—
Diluted shares for FFO, as adjusted	133,827	125,828	124,448	121,785	114,974	126,490	112,524

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